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                                  EXHIBIT 99.1
                  TO THE R.J. REYNOLDS TOBACCO HOLDINGS, INC.
                                  ANNUAL REPORT
                                       ON
                                    FORM 10-K
      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 1, 2001

                         EXPANDED LITIGATION DISCLOSURE
                           TOBACCO-RELATED LITIGATION


         Overview. Various legal actions, proceedings and claims, including legal actions claiming that lung cancer and other diseases, as well as addiction, have resulted from the use of, or exposure to, RJR Tobacco's products, are pending or may be instituted against RJR or its affiliates, including RJR Tobacco, or indemnitees. During 2000, 1,330 new actions, 1,100 of which were filed in state court in West Virginia in two complaints by the same law firm, were served against RJR Tobacco and/or its affiliates or indemnitees, and 207 actions were dismissed or otherwise resolved in favor of RJR Tobacco and/or its affiliates or indemnitees without trial. On December 31, 2000, there were 1,664 active cases pending, as compared with 541 on December 31, 1999 and 664 on December 31, 1998. As of February 7, 2001, 1,668 active cases were pending against RJR Tobacco and/or its affiliates or indemnitees: 1,665 in the United States, 2 in Puerto Rico and 1 in the Marshall Islands. The U.S. case number does not include the 3,074 Broin II cases pending as of February 7, 2001, discussed below.

         The U.S. cases, exclusive of the Broin II cases, are pending in 38 states and the District of Columbia. The breakdown is as follows: 1,232 in West Virginia; 111 in New York; 57 in California; 55 in Florida; 36 in Louisiana; 18 in the District of Columbia; 11 in New Jersey; 10 in Texas; 9 in each of Alabama, Iowa, Mississippi, Pennsylvania and Tennessee; 8 in Missouri; 7 in each of Georgia, Illinois and New Mexico; 6 in Nevada; 5 in Michigan; 4 in each of Indiana, Massachusetts, Minnesota, North Carolina, New Hampshire and Wisconsin; 3 in each of Connecticut, North Dakota and South Carolina; 2 in each of Arizona, Kansas, Ohio, Oklahoma, South Dakota and Washington; and 1 in each of Hawaii, Maryland, Maine, Oregon and Utah. Of the 1,665 active U.S. cases, 139 are pending in federal court, 1,522 in state court and 4 in tribal court. Most of these cases were brought by individual plaintiffs, but many of these cases seek recovery on behalf of third parties or large classes of claimants.

         Theories of Recovery. The plaintiffs seek recovery on a variety of legal theories, including strict liability in tort, design defect, negligence, special duty, voluntary undertaking, breach of warranty, failure to warn, fraud, misrepresentation, unfair trade practices, conspiracy, aiding and abetting, unjust enrichment, indemnity, medical monitoring, public nuisance, and violations of state and federal antitrust and RICO laws. Punitive damages, often in amounts ranging into the hundreds of millions or even billions of dollars, are specifically pleaded in a number of cases, in addition to compensatory and other damages. Seven of the 1,665 active cases in the United States, plus the 3,074 Broin II cases, involve alleged non-smokers claiming injuries resulting from exposure to environmental tobacco smoke. Thirty-seven cases purport to be class actions on behalf of thousands of individuals. Purported classes include individuals claiming to be addicted to cigarettes, individuals and their estates claiming illness and death from cigarette smoking, persons making claims based on alleged exposure to environmental tobacco smoke, African-American smokers claiming their civil rights have been violated by the sale of menthol cigarettes, current smokers who have no tobacco-related disease but are seeking to recover the costs of medical monitoring, purchasers of cigarettes claiming to have been defrauded by the marketing of lights and ultralight cigarettes, and seeking to recover their costs and Blue Cross and Blue Shield subscribers seeking reimbursement for premiums paid. Approximately 66 cases seek recovery of the cost of Medicaid/Medicare payments or other health-related costs paid for treatment of individuals suffering from diseases or conditions allegedly related to tobacco use. Ten cases, brought by entities administering asbestos liability, seek contribution for the costs of settlements and judgments.

         Defenses. The defenses raised by RJR Tobacco and/or its affiliates, including RJR, include, where applicable, preemption by the Federal Cigarette Labeling and Advertising Act of some or all such claims arising after 1969, the lack of any defect in the product, assumption of the risk, contributory or comparative fault, lack of



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proximate cause and statutes of limitations or repose. RJR has asserted additional defenses, including jurisdictional defenses, in many of these cases in which it is named.

         Industry Trial Results in Individual Smoker Cases. The tobacco industry in general, and RJR Tobacco in particular, continue to win most individual smoking and health cases. In Anderson v. Fortune Brands, Inc., a Brooklyn, New York jury found in favor of the industry, including RJR Tobacco, on June 27, 2000. In Nunnally v. R. J. Reynolds Tobacco Co., a Mississippi state court jury found RJR Tobacco not liable on July 12, 2000. On January 16, 2001, a Brooklyn, New York state court jury returned a verdict in favor of RJR Tobacco and other cigarette manufacturers in Apostolou v. American Tobacco Co. Most recently, in Little v. Brown & Williamson Tobacco Corp., a South Carolina federal district court judge granted a directed verdict in favor of RJR Tobacco on January 30, 2001. The trial of this case continued, and the jury returned a verdict in favor of the remaining defendant, Brown & Williamson, on February 6, 2001.

         RJR Tobacco has prevailed in all individual smoker cases that have gone to trial except two. In Whiteley v. Raybestos-Manhattan, Inc., a tobacco-asbestos synergy case brought in San Francisco Superior Court, the jury found against RJR Tobacco and Philip Morris on March 20, 2000, and awarded $1.7 million in compensatory damages. On March 27, 2000, the same jury awarded $20 million in punitive damages ($10 million against RJR Tobacco and $10 million against Philip Morris). RJR Tobacco and Philip Morris have filed their notice of appeal, and RJR Tobacco believes it has valid grounds for appeal. In Jones v. R.
J. Reynolds Tobacco Co., a wrongful death case, a Tampa state court jury found against RJR Tobacco on October 12, 2000. Although the jury found that RJR Tobacco was negligent and liable, it refused to find that RJR Tobacco was part of a conspiracy to defraud. The jury awarded approximately $200,000 in compensatory damages; however, the jury refused to award punitive damages. On December 28, 2000, the trial judge granted RJR Tobacco's motion for a new trial.

         Juries have found for plaintiffs in five smoking and health cases in which RJR Tobacco was not a defendant, although, to date, no damages have been paid. Two of the verdicts have been overturned on appeal, and the other three remain on appeal. In February 1999, in Henley v. Philip Morris, Inc., a San Francisco state court jury awarded an individual smoker $1.5 million in compensatory damages and $50 million in punitive damages. In April 1999, the trial judge reduced the punitive damages award to $25 million, but otherwise denied Philip Morris' post-trial motions challenging the verdict. Philip Morris is appealing the verdict. In Williams v. Philip Morris, Inc., an Oregon state court jury returned a verdict against Philip Morris in March 1999 in the amount of $800,000 in actual damages, $21,500 in medical expenses and $79 million in punitive damages. The judge in this case reduced the punitive damages to $32 million. Philip Morris' appeal is pending. In the third case, Carter v. American Tobacco Co, the Florida Supreme Court, on November 22, 2000, reversed the ruling (in favor of Brown & Williamson) by the Florida Second District Court of Appeal, and reinstated the jury verdict against Brown & Williamson. On January 29, 2001, the Florida Supreme Court denied Brown & Williamson's request for rehearing. Brown & Williamson may appeal to the United States Supreme Court.

BROIN II CASES

         As of February 7, 2001, approximately 3,074 lawsuits (referred to as the Broin II cases) have been filed, and are still pending, in Florida, by individual flight attendants, for personal injury as a result of illness allegedly caused by exposure to secondhand tobacco smoke in airline cabins. In these lawsuits, filed pursuant to the terms of the settlement of the Broin v. Philip Morris, Inc. class action, discussed below, each individual flight attendant will be required to prove that he or she has a disease caused by exposure to secondhand smoke in airplane cabins.

         On October 5, 2000, Judge Robert Kaye, in an order applicable to all Broin II cases, ruled that the terms of the Broin settlement agreement do not require the individual Broin II plaintiffs to prove the elements of strict liability, breach of warranty or negligence. Rather, under this order, they will be required only to prove that their alleged adverse health effects were actually caused by environmental tobacco smoke exposure. Although defendants still may prevail on causation and other theories, RJR Tobacco does not believe the order is correct under Florida law or that it accurately reflects the intent of the Broin settlement agreement. Accordingly, defendants appealed Judge Kaye's ruling to the Third District Court of Appeal November 3, 2000. Plaintiffs moved to dismiss the appeal on November 28, 2000. However, on January 12, 2001, the Third District Court of Appeal denied plaintiffs' motion to dismiss. Defendants-Appellants' initial brief was filed on January 26, 2001.



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CLASS ACTIONS

         Lawsuits have been brought by individuals purporting to act as representatives of classes of plaintiffs against cigarette manufacturers, including RJR Tobacco, and, in some cases, its parent company, RJR, and others, in state and federal courts across the country. Plaintiffs request that the lawsuits be certified as class actions, allowing them to prosecute claims on behalf of a specified class, usually for personal injury or death allegedly resulting from diseases associated with cigarette smoking. In the first of these cases, Castano v. American Tobacco Co., the United States Court of Appeals for the Fifth Circuit, on May 23, 1997, overturned the certification of a nationwide class of persons whose claims related to alleged addiction to tobacco. Since this ruling by the Fifth Circuit, most class-action suits have sought certification of statewide, rather than nationwide, classes.

         Class-action suits based on claims similar to those asserted in Castano have been brought against RJR Tobacco and, in some cases, RJR, in state or federal courts in Alabama, Arkansas, California, the District of Columbia, Florida, Hawaii, Illinois, Indiana, Iowa, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Missouri, New Mexico, Nevada, New Jersey, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia and West Virginia. In addition, a class action filed in Tennessee seeks reimbursement of Blue Cross and Blue Shield premiums paid by subscribers throughout the United States, and class-action suits against RJR Tobacco in Illinois, Missouri, New Jersey, Ohio and Pennsylvania claim that the marketing of "light" and "ultralight" cigarettes is deceptive. Plaintiffs have made similar claims in other lawsuits elsewhere. Other types of class-action suits also have been filed in additional jurisdictions. Most of the class action suits assert claims on behalf of classes of individuals who claim to be addicted, injured, or at greater risk of injury by the use of tobacco or exposure to environmental tobacco smoke, or who are the legal survivors of such persons. A number of unions and other third party payors have filed health-care cost recovery actions in the form of class actions. These cases are discussed separately below. Class certification motions are pending in several state and federal courts.

         In May 1994, a nicotine-dependence class action was filed in Florida state court against United States cigarette manufacturers, including RJR Tobacco and its parent, RJR. Engle v. R. J. Reynolds Tobacco Co., Circuit Court, Dade County, Case No. 94-08273CA(20). The parent companies, including RJR, were dismissed. Trial began in July 1998 in Florida state court. On July 7, 1999, the jury found against RJR Tobacco and the other cigarette manufacturer defendants in the initial phase, which included common issues related to certain elements of liability, general causation and a potential award of or entitlement to punitive damages. The second phase of the trial, which consisted of the claims of three of the named class representatives, began on November 1, 1999. On April 7, 2000, the jury returned a verdict against all defendants. They awarded plaintiff Mary Farnan $2.85 million, the estate of plaintiff Angie Della Vecchia $4.023 million and plaintiff Frank Amodeo $5.831 million. The jury also found, however, that Frank Amodeo knew or should have known of his claim prior to May 5, 1990. The legal effect of that finding should be to bar his claim based on the applicable statute of limitations. In the second phase, the trial court also ordered the jury to determine punitive damages, if any, on a class-wide basis. On July 14, 2000, the jury returned a punitive damages verdict in favor of the "Florida class" of approximately $145 billion against all the defendants, with approximately $36.3 billion being assigned to RJR Tobacco. On July 24, 2000, the defendants, including RJR Tobacco, filed numerous post-verdict motions, including motions for a new trial and to reduce the amount of the punitive damages verdict. On November 6, 2000, the trial judge denied the post trial motions and entered judgment. On November 7, 2000, RJR Tobacco posted an appeal bond in the amount of $100 million, pursuant to a Florida statute enacted on May 9, 2000, and initiated the appeals process. RJR Tobacco believes it has numerous bases for a successful appeal, although it cannot predict the outcome of the appellate process.

         Although the bond legislation described above is intended to apply to the Engle case, RJR Tobacco cannot predict the outcome of any possible challenges to the legislation's validity. In addition, four states, Georgia, Kentucky, North Carolina and Virginia have enacted legislation that limits the size of the bond required to stay execution of a punitive damages verdict pending appeal, but does not affect the underlying verdict.

         A nicotine-dependence class action was filed in May 1996, in Indiana state court against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Norton v. RJR Nabisco Holdings Corp., Superior Court, Madison County, No.48D01-9605-CP-271. In June 1996 defendants removed the case to federal court. Pursuant to plaintiffs' motion, however, the case was remanded to state court on March 24, 1997. On May 17, 1997, plaintiffs filed a petition for class certification. On November 17, 2000, the court granted the parties joint motion to stay the case until April 15, 2001.



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         In May 1996, a physical injury and nicotine-dependence class action was filed in Maryland state court against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Richardson v. Philip Morris, Inc., Circuit Court, Baltimore City, No. 96145050. The case was removed by defendants to federal court and was subsequently remanded to state court. On January 28, 1998, the Circuit Court for Baltimore City granted plaintiffs' motion for class certification. The Maryland Court of Appeals (the highest state court in Maryland) overturned the class certification ruling and decertified the class on May 16, 2000.

         In May 1996, a nicotine-dependence/medical monitoring class action was filed in Louisiana state court against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Scott v. American Tobacco Co., Inc., District Court, Parish of Orleans, Docket No. 96-8461. On April 16, 1997, the trial court granted plaintiffs' motion for class certification on behalf of Louisiana residents who desire smoking cessation assistance and medical monitoring. In the class certification ruling, the court dismissed the wholesaler defendants. The remaining defendants removed the case to federal court on April 16, 1997. On December 2, 1997, plaintiffs' motion to remand the case to the Civil District Court of Orleans Parish was granted. In November 1998, an intermediate appellate court affirmed the trial court's certification of the class. In February 1999, the Louisiana Supreme Court declined to hear defendants' interlocutory appeal of the class certification ruling. Trial is scheduled for June 18, 2001.

         In June 1996, a physical injury and nicotine-dependence class action was filed in the District of Columbia against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. RJR was voluntarily dismissed from the case. Reed v. Philip Morris, Inc, Superior Court, Case No. CA-5070-96. Plaintiffs' motion for class certification was denied on August 18, 1997. Plaintiffs filed an amended complaint on July 17, 1998, and renewed their motion for class certification. The trial court again denied class certification on July 23, 1999. Although plaintiffs were allowed to continue their cases as separate individuals, they have taken no steps to do so.

         In August 1996, a nicotine-dependence class action was filed in Alabama state court, on behalf of Alabama and North Carolina residents, against four United States cigarette manufacturers, including RJR Tobacco. In September 1996, the case was removed to federal court. Lyons v. American Tobacco Co., Inc., United States District Court for the Southern District of Alabama, Southern Division, Case No. 96-881-BH-S. Plaintiffs' motion to remand the case to state court was denied. On January 2, 2001, the trial court granted plaintiffs' motion to dismiss the case without prejudice.

         In August 1996, a nicotine-dependence class action was filed in Ohio state court on behalf of Ohio residents against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. This case was removed to federal court in September 1996. Chamberlain v. American Tobacco Co., Inc., United States District Court for the Northern District of Ohio, Case No. 1:96CV2005. Plaintiffs' motion to remand the case to state court was denied. Plaintiffs' motion for class certification was denied on April 12, 1999. Afterward, defendants filed a motion to dismiss the individual complaints, which was granted on November 22, 1999, with the exception of fraud claims. On May 8, 2000, the parties stipulated to a complete dismissal without prejudice. Pursuant to the stipulation, should the plaintiffs choose to refile their individual cases, they must do so in the United States District Court for the Northern District of Ohio on or before April 30, 2001.

         In September 1996, a nicotine-dependence class action was filed in Minnesota state court against four United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. The case was removed by defendants to federal court in September 1996. Plaintiffs' motion to remand the case to state court was denied. Thompson (formerly Masepohl) v. American Tobacco Co., Inc., United States District Court for the District of Minnesota, Third Division, Case No. CV3-6-888. On November 22, 1999, plaintiffs' motion for class certification was denied by the trial court. On May 23, 2000, the parties stipulated to a dismissal without prejudice; the stipulation was granted by the court on May 30, 2000.

         In September 1996, a class action was filed in Tennessee state court against four United States cigarette manufacturers, including RJR Tobacco, on behalf of all individuals and entities in the United States who have paid premiums to a Blue Cross or Blue Shield organization for medical insurance. The complaint alleges that defendants' actions have resulted in increased medical insurance premiums for all class members and seeks recovery



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under various consumer protection statutes as well as under theories of breach of special duty and unjust enrichment. Perry v. Philip Morris, Inc., United States District Court for the Eastern District of Tennessee, Case No. 4:00-CV-97. Defendants removed the case to federal court on November 19, 1996. On May 12, 1997, the case was remanded to the Circuit Court of Coffee County for further proceedings. On November 1, 2000, plaintiffs filed a motion for leave to file a second amended class action complaint. Defendants once again removed the case on December 1, 2000. Plaintiffs filed a motion to remand on January 2, 2001. Defendants filed their opposition to the remand motion on January 19, 2001.

         In October 1996, a nicotine-dependence class action was filed in New Mexico state court against four United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. RJR has been dismissed from this case. Connor v. American Tobacco Co., Inc., District Court, Bernalillo County, Case No. CV-96-9422. On April 7, 2000, the court granted defendants' motion to consolidate this case with the Jimenez case, also pending in this court, for class certification discovery and decision. The order further allowed plaintiffs until April 17, 2000, to move to strike the judge from the consolidated proceedings. Plaintiffs never filed such a motion, and the cases remain dormant.

         In November 1996, a nicotine-dependence class action was filed in federal court in Arkansas against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Hansen (formerly McGinty) v. American Tobacco Co., Inc., United States District Court for the Eastern District of Arkansas, Western Division, Case No. LRC 96-881. Plaintiffs' motion for class certification was denied July 21, 1999. Plaintiffs appealed this ruling to the United States Court of Appeals for the Eighth Circuit, which denied plaintiffs' request to appeal. On December 15, 1999, defendants filed motions to sever the individual cases. On October 12, 2000, plaintiffs filed a motion for voluntary non-suit which was granted by the court on October 20, 2000.

         In January 1997, a nicotine-dependence class action was filed in West Virginia state court against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Despite the fact that RJR Tobacco and RJR had not been served, they joined with other defendants in removing the case to federal court in February 1997. Blankenship (formerly McCune) v. American Tobacco Co., Inc., Circuit Court, Ohio County, Case No. 2:97-204. Plaintiffs' motion to remand the case was granted on January 30, 1998. The West Virginia Supreme Court transferred all tobacco cases, including Blankenship, to Judge Recht in Wheeling, West Virginia. On August 16, 2000, the court conditionally certified (only to the extent of medical monitoring) a class of West Virginia residents who: (1) on or after January 31, 1995, purchased and smoked cigarettes manufactured, marketed and/or sold by defendants; (2) have a minimum five pack year smoking history; (3) have not been diagnosed with cancer of the lip, oral cavity or pharynx, esophagus, stomach, pancreas, larynx, trachea, bronchus or lung, cervix, uterus, bladder, kidney or other urinary organs, coronary heart or cerebrovascular diseases, bronchitis or emphysema or chronic airways obstruction; and (4) have not received health care paid or reimbursed directly or indirectly by the State of West Virginia. The trial of this case began January 4, 2001, and ended on January 25, 2001, when the judge declared a mistrial. The court heard argument on decertification of the class, among other things, on February 19, 2001. A ruling is expected within the next few weeks.

         In February 1997, a nicotine-dependence class action was filed in Hawaii state court against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Peterson v. American Tobacco Co., Inc., Circuit Court, Case No. 97-490-2. Defendants removed this case in March 1997. Plaintiffs' motion to remand this action back to state court was granted on October 6, 1999. On December 29, 1999, the court granted a motion to designate the case as complex. Class certification discovery is proceeding.

         In February 1997, a physical injury class action was filed in federal court in Oklahoma against United States cigarette manufacturers, including RJR Tobacco. Walls v. American Tobacco Co., Inc., United States District Court for the Northern District of Oklahoma, Case No.97-CV-218-H. On December 9, 1998, the federal court refused to certify for class treatment a number of claims, but certified five questions of Oklahoma state law to the Oklahoma Supreme Court. On September 19, 2000, the Oklahoma Supreme Court answered the certified state law questions in such a way that led the parties to stipulate that the case should not be certified as a class action in federal court and that the individual plaintiffs would dismiss their federal court cases without prejudice. The federal court issued an order on October 19, 2000, refusing to certify the case as a class action, and dismissed the individual plaintiffs' cases.



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         In March 1997, a physical injury class action was filed in state court in West Virginia against United States cigarette manufacturers, including RJR Tobacco. Defendants removed this case to federal court in April 1997. Plaintiff filed a First Amended Complaint on September 26 1997, dropping plaintiff Ima Jean Ingle. On March 2, 1998, the case was remanded to state court. Muncy (formerly Ingle and formerly Woods) v. Philip Morris, Inc., Circuit Court, Ohio County, Case No. 97-C-21-5. The West Virginia Supreme Court transferred all tobacco cases, including Muncy, to Judge Recht in Wheeling, West Virginia. There has been little activity in this case since the transfer. The parties are currently awaiting a scheduling order.

         In March 1997, a nicotine-dependence/medical monitoring class action was filed in state court in Nevada against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR (added via amended complaint). Defendants removed the case to federal court on March 21, 1997. Plaintiffs filed, but withdrew, a motion for remand. Selcer v. R. J. Reynolds Tobacco Co., United States District Court for the District of Nevada, Case No. CVS-97-334 PMP. Selcer is one of four class action cases pending certification decisions in Nevada. On June 1, 1999, the court entered an order certifying certain issues to the Nevada Supreme Court and staying all motions for class certification pending a ruling by the Supreme Court on the issues certified. On January 30, 2001, in Badillo v. American Tobacco Co., Inc., the Nevada Supreme Court held that Nevada law does not recognize medical monitoring as a cause of action. The federal district court will consider this opinion in determining whether or not to certify the Selcer case, as well as the other class action cases pending in Nevada.

         In April 1997, a physical injury class action was filed in Wisconsin state court against United States cigarette manufacturers, including RJR Tobacco. Defendants removed the case to federal court in May 1997. Plaintiffs' motion to remand the case to the Circuit Court for Rock County was granted August 27, 1997. Defendants removed the case on diversity grounds on April 17, 1998, and plaintiffs' motion for remand was denied on June 10, 1998. Insolia v. Philip Morris, Inc., United States District Court for the Western District of Wisconsin, Case No. 97-C-347-C. In December 1998, the court denied plaintiffs' motion for class certification, and summary judgment was granted on all claims but one. Plaintiffs dismissed the sole remaining claim and appealed to the United States Court of Appeals for the Seventh Circuit. On June 16, 2000, the Seventh Circuit affirmed the federal district court's granting of summary judgment on the claims of strict liability, fraud and intentional exposure to a hazardous substance, as well as the judge's decision not to certify any issues to the Wisconsin Supreme Court. The Seventh Circuit reversed the granting of summary judgment on the negligence claim, and remanded that portion of the case to the district court for further proceedings. The defendants-appellees filed a petition for rehearing with the Seventh Circuit which was denied. On October 2, 2000, defendants filed a motion for judgment on the pleadings which was granted on December 20, 2000. On January 24, 2001, the court granted the parties' stipulation of dismissal without prejudice.

         In April 1997, a nicotine-dependence class action was filed in state court in New Jersey against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Cosentino v. Philip Morris, Inc., Superior Court, Middlesex County, Case No. L-5135-97. This case was consolidated for class certification purposes with Kirstein, Lippincott, Piscitello, and Tepper. On October 22, 1998, the court denied plaintiffs' motion for class certification. Plaintiffs filed a motion for leave to appeal on February 26, 1999, which the court denied on April 12, 1999. On July 15, 1999, the judge entered an order requiring plaintiffs to file amended and severed complaints within 45 days or the case would be dismissed. Plaintiffs Cosentino and Lanterman did file amended individual complaints. On February 22, 2000, the Cosentino parties stipulated to a dismissal of the case without costs.

         In May 1997, a physical injury class action was filed in federal court in Texas against United States cigarette manufacturers, including RJR Tobacco, and others. Cole v. Tobacco Institute, United States District Court for the Eastern District of Texas, Case No. 1:97-CV-256. On May 5, 2000, the court granted defendants' motion for judgment on the pleadings, and the case was dismissed with prejudice. Plaintiffs appealed the ruling to the United States Court of Appeals for the Fifth Circuit. On August 1, 2000, the Fifth Circuit consolidated the appeals of this case and Hughes v. Tobacco Institute, United States District Court for the Eastern District of Texas, Case No. 1:99-CV-163. On November 3, 2000, appellants filed a motion to certify questions to the Texas Supreme Court. Defendants-Appellees are opposing the motion.

         In May 1997, a physical injury class action was filed in the state court in New York against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Geiger v. American Tobacco Co.,



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Inc., Supreme Court, Queens County, Case No. 10229/99. In July 1997, the court certified an interim class of all New York smokers with lung and/or throat cancer and their survivors. On July 6, 1998, the New York Appellate Division (Second Department) reversed the trial court's class certification order and remanded the case for discovery and a hearing on class certification. On June 23, 1999, the trial court denied class certification. On October 15, 1999, plaintiffs appealed the court's decision denying class certification to the New York Appellate Division (Second Department), which affirmed the trial court's denial on November 27, 2000. On December 21, 2000, plaintiffs filed a motion for leave to appeal to the New York Court of Appeals.

         In May 1997, a nicotine-dependence class action was filed in state court in Tennessee against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Defendants removed this case to the federal court in June 1997. Anderson v. American Tobacco Co., Inc., United States District Court for the Eastern District of Tennessee, Case No. 3:97-CV-1441. Plaintiffs' motion to remand was denied on October 31, 1997. The case has been stayed since January 29, 1998.

         In May 1997, a nicotine-dependence class action was filed in state court in New Jersey against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Tepper v. Philip Morris, Inc., Superior Court, Middlesex County, Case No. L-10709-97. On October 14, 1997, the case was transferred to Middlesex County Superior Court, and consolidated for class certification purposes with Cosentino, Kirstein, Lippincott, and Piscitello. On October 22, 1998, the court denied plaintiffs' motion for class certification. Plaintiffs filed a motion for leave to appeal on February 26, 1999, which the court denied on April 12, 1999. On July 15, 1999, the court ordered that plaintiffs file amended and severed individual complaints within 45 days of this order. Matthew Tepper and his son, Scott, remained plaintiffs under this original docket number. Four of the original plaintiffs were severed, and two of these plaintiffs - Bruce Shortino and Patricia Watkins - filed individual amended complaints against tobacco manufacturing defendants other than RJR Tobacco.

         In May 1997, a physical injury class action was filed in Michigan state court against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Taylor v. American Tobacco Co., Inc., United States District Court for the Eastern District of Michigan, Case No. 97-715975. On January 10, 2000, the trial court denied certification of the class. On April 14, 2000, the parties stipulated to a dismissal with prejudice.

         In June 1997, a physical injury/nicotine-dependence class action was filed in state court in New Jersey against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Lippincott v. American Tobacco Co., Inc., Superior Court, Middlesex County, Case No. L-10825-97. On October 14, 1997 the case was transferred to Middlesex County Superior Court, and consolidated for class certification purposes with Cosentino, Kirstein, Piscitello, and Tepper. On October 22, 1998, the court denied plaintiffs' motion for class certification. Plaintiffs filed a motion for leave to appeal on February 26, 1999, which was denied on April 12, 1999. On July 15, 1999, the court ordered that plaintiffs file amended and severed individual complaints within 45 days of this order. On September 15, 1999, the parties stipulated to a dismissal of this action.

         In June 1997, a physical injury/addiction class action was filed in state court in Iowa against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. The case was removed to federal court. Fitz (f/k/a Brammer) v. R. J. Reynolds Tobacco Co., United States District Court for the Southern District of Iowa, Case No. 4-97-CV-10461. There was very little activity in this case in 1999, other than parent companies, including RJR, being dismissed from the lawsuit. In 2000, plaintiffs amended their complaint to pursue a lung-cancer-only theory, rather than the former injury/addiction theory. Class certification discovery is proceeding.

         In June 1997, a physical injury class action including those who desire to participate in smoking cessation programs was filed in state court in California against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Brown v. American Tobacco Co., Inc., Superior Court, San Diego County, Case No. 711400. On April 10, 2000, a California state court judge denied certification of the class. On February 2, 2001, plaintiffs filed their most recent motion for class certification, which seeks certification based on alleged violations of Sections 17200 and 17500 of the California Civil Code and alleged violations of the California Consumer Legal Remedies Act. The San Diego County Superior Court is scheduled to issue a telephonic ruling on March 19, 2001.

         In July 1997, a physical injury class action was filed in state court in Illinois against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Defendants removed the case to federal court in December 1997. Guillory (formerly Daley and Denberg) v. American Brands, Inc., United States District Court for the Northern District of Illinois, Case No. 97C8641. Plaintiffs filed their motion for class certification on August 28, 2000. Defendants' opposition was filed November 15, 2000. Oral argument has not been scheduled.

         In September 1997, a physical injury/nicotine-dependence class action was filed in federal court in Texas against United States cigarette manufacturers, including RJR Tobacco. Bush v. Philip Morris, Inc., United States District Court for the Eastern District of Texas, Case No. 597CV180. On August 29, 2000, the parties stipulated to a voluntary dismissal of plaintiffs' complaint.

         In October 1997, an environmental tobacco smoke ("ETS") class action on behalf of casino workers was filed in federal court in Nevada against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Badillo v. American Tobacco Co., Inc., United States District Court for the District of Nevada, Case No. CV-S-98-1764 PMP (PAL). Badillo is one of four class action cases pending certification decisions in Nevada. On June 1, 1999, the court entered an order certifying certain issues to the Nevada Supreme Court and staying all motions for class certification pending a ruling by the Supreme Court on the issues certified. On January 30, 2001, in Badillo v. American Tobacco Co., Inc., the Nevada Supreme Court held that Nevada law does not recognize medical monitoring as a cause of action. The federal district court will consider this opinion in determining whether or not to certify the Badillo case, as well as the other class action cases pending in Nevada.

         In November 1997, a physical injury class action was filed in federal court in South Carolina against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Aksamit v. Brown & Williamson Tobacco Corp., United States District Court for the District of South Carolina, Case No. 6-97-3636-21. On December 29, 2000, the trial court denied class certification.

         In November 1997, an ETS class action was filed in state court in Louisiana. Defendants removed this case to the United States District Court for the Eastern District of Louisiana on December 12, 1997. Young v. American Tobacco Co., Inc., Circuit Court, Orleans Parish, Louisiana, Case No. 97-19984. The case was remanded to state court on February 2, 1998. Class certification discovery is proceeding. A class certification hearing is scheduled for September 25, 2001.

         In December 1997, a medicare payment recoupment class action was filed in federal court in Texas against United States cigarette manufacturers, including RJR Tobacco. Mason v. American Tobacco Co., Inc., United States District Court for the Eastern District of New York, Case No. 00-CV-4442. There has been little activity in this case since the September 19, 1999 order allowing plaintiffs to voluntarily dismiss the claim in their complaint for relief under the Medical Care Recovery Act. On July 19, 2000, Chief Judge Buchmeyer transferred this case to the United States District Court for the Eastern District of New York for possible consolidation with Simon II (discussed separately). On September 12, 2000, defendants filed a motion to transfer this case to the United States District Court for the District of Columbia. Judge Weinstein, however, denied defendants' motion on October 5, 2000. This case is part of the Simon II consolidated class action complaint for declaratory relief which was filed on September 6, 2000. The cases underlying the consolidated Simon II complaint are (1) Simon, Case No. 99-CV-1988; (2) Decie v. American Tobacco Co., Inc., Case No. 00-CV-2340; (3) Ebert v. Philip Morris, Inc., Case No. 00-CV-4632; (4) Mason v. American Tobacco Co., Inc., Case No. 00-CV-4442;
(5) Bergeron v. Philip Morris, Inc., Case No. 99-CV-6142; (6) National Asbestos Workers Medical Fund v. Philip Morris, Inc., Case No. 98-CV-1492; (7) Blue Cross and Blue Shield of New Jersey v. Philip Morris, Inc., Case No. 98-CV-3287; (8) H.K. Porter Co., Inc. v. American Tobacco Co., Inc., Case No. 97-CV-7658; (9) Raymark Industries, Inc. v. American Tobacco Co., Inc., Case No. 98-CV-675; and
(10) Falise v. American Tobacco Co., Inc., Case No. 99-CV-7392. These cases are discussed separately.

         In December 1997, an ETS class action was filed in federal court in Nevada against cigarette manufacturers, including RJR Tobacco. Dienno v. Liggett Group, Inc., United States District Court for the District of Nevada, Case No. CV-S-98-489 PMP (PAL). Dienno is one of four class actions pending certification decisions in Nevada. In December 1998, this case was consolidated with the Badillo case. On June 1, 1999, the court entered an order certifying certain issues to the Nevada Supreme Court and staying all motions for class certification pending a ruling by the Supreme Court on the issues certified. On January 30, 2001, in Badillo v. American

Tobacco Co., Inc., the Nevada Supreme Court held that Nevada law does not recognize medical monitoring as a cause of action. The federal district court will consider this opinion in determining whether or not to certify the Dienno case, as well as the other class action cases pending in Nevada.

         In February 1998, a class action was filed in federal court in Utah against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Jackson v. Philip Morris, Inc., United States District Court for the District of Utah, Case No. 2:98CV00178B. This case has had minimal activity during 2000. Plaintiffs have not yet filed an amended complaint, nor have they responded to defendants' proposed case management order.

         In February 1998, a physical injury class action was filed against asbestos manufacturers, cigarette manufacturers, including RJR Tobacco, and its parent company, RJR, in state court in West Virginia. Parsons v. A C & S, Inc., Circuit Court, Ohio County, Case No. 98-C-388. This case has been stayed pending a final resolution of the motion to refer tobacco litigation to the Mass Litigation Panel. On December 6, 2000, three defendants (Nitram Liquidators, Inc., Desseaux Corporation of North America and Armstrong World Industries) filed bankruptcy petitions in the United States Bankruptcy Court for the District of Delaware, In re Armstrong World Industries, Inc. Pursuant to section 362(a) of the Bankruptcy Code, Parsons is automatically stayed.

         In March 1998, an unfair trade practices class action was filed against RJR Tobacco and its parent company, RJR, in state court in Pennsylvania, alleging that the labels "light" and "ultralight" on certain of RJR Tobacco's cigarettes are misleading. Oliver v. R. J. Reynolds Tobacco Co., Court of Common Pleas, Philadelphia County, Case No. 000268. The trial court denied plaintiffs' motion for class certification on December 19, 2000.

         In April 1998, an ETS class action on behalf of casino workers was filed in state court in New Jersey against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Avallone v. American Tobacco Co., Inc., Superior Court, Middlesex County, Case No. MID-L-488398. On April 13, 2000, the trial court denied plaintiffs' motion for class certification. Plaintiffs filed a motion for reconsideration of the court's class certification decision on May 10, 1999. On December 3, 1999, the court denied plaintiffs' motion for reconsideration. On April 27, 2000, plaintiffs' motion for leave to file an interlocutory appeal was granted, nunc pro tunc, but denied in all other aspects of the motion. On September 8, 2000, the court denied plaintiffs' motion for leave to appeal.

         In April 1998, a nicotine-dependence class action was filed in state court in California against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Daniels v. Philip Morris Cos, Inc., Superior Court, San Diego County, Case No. 719446. On November 30, 2000, a San Diego Superior Court, relying on a California statute, certified a class consisting of all persons who, as California resident minors, smoked one or more cigarettes in California between April 2, 1994 and December 1, 1999.

         In April 1998, an ETS class action was filed in state court in Nevada against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Defendants removed the case to federal court on May 20, 1998. Christensen v. Philip Morris Cos., Inc., United States District Court for the District of Nevada, Case No. CV-S-98-717-LDG (RLH). Christensen is one of four class action cases pending certification decisions in Nevada. On June 1, 1999, the court entered an order certifying certain issues to the Nevada Supreme Court and staying all motions for class certification pending a ruling by the Supreme Court on the issues certified. On January 30, 2001, in Badillo v. American Tobacco Co., Inc., the Nevada Supreme Court held that Nevada law does not recognize medical monitoring as a cause of action. The federal district court will consider this opinion in determining whether or not to certify the Christensen case, as well as the other class action cases pending in Nevada.

         In June 1998, a class action claiming fraud was filed against United States cigarette manufacturers, including RJR Tobacco, and others. Cleary v. Philip Morris, Inc., Circuit Court, Cook County, Case No. 00L 4952. On February 3, 1999, the court denied defendants' motion to dismiss. On January 19, 2000, plaintiffs filed an amended complaint. On March 22, 2000, defendants moved to stay the case in light of Guillory (see separate discussion) which was denied on December 18, 2000. Plaintiffs moved to transfer the case to the Chancery Division on October 16, 2000. This motion was denied on October 25, 2000. A case management conference is scheduled for April 16, 2001.

         In July 1998, a nicotine-dependence and physical injury class action was filed in state court in North Carolina against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Creekmore v. Brown & Williamson Tobacco Corp., Superior Court, Buncombe County, Case No. 98 CV 03403. On April 22, 1999, plaintiffs filed an amended complaint. On May 11, 1999, plaintiffs voluntarily dismissed RJR and several others. An order designating the case as exceptional, and assigning it to Judge Payne, was issued on July 11, 2000. Since then, however, the case has been dormant.

         In August 1998, a physical injury class action was filed in state court in New Mexico against United States cigarette manufacturers, including RJR Tobacco. Jimenez v. Brown & Williamson Tobacco Corp., District Court, Bernalillo County, Case No. CV-98 08035. On April 7, 2000, the court granted defendants' motion to consolidate this case with the Jimenez case, also pending in this court, for class certification discovery and decision. The order further allowed plaintiffs until April 17, 2000, to move to strike the judge from the consolidated proceedings. Plaintiffs never filed such a motion, and the cases remain dormant.

         In October 1998, a medical monitoring class action was filed in state court in Pennsylvania against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Defendants removed the case to federal court on November 16, 1998. Sweeney v. American Tobacco Co., Inc., Court of Commons Pleas, Allegheny County, Case No. 98-1908. This case was remanded to state court on April 28, 1999. The parties agreed to a scheduling and case management order filed May 3, 2000. On November 9, 2000, the court dismissed this case without prejudice due to plaintiffs' failure to comply with the scheduling and case management order.

         In October 1998, a civil rights class action was filed in federal court in Pennsylvania alleging that United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR, engaged in "discriminatory targeting of tobacco products sales to Black Americans." Brown v. Philip Morris, Inc., United States District Court for the Eastern District of Pennsylvania, Case No. 98-5518. On September 21, 1999, the court granted defendants' motion to dismiss. This case is currently on appeal to the United States Court of Appeals for the Third Circuit. The Third Circuit heard oral argument on January 19, 2001. No ruling has been issued.

         In October 1998, a class action was filed in state court in New Jersey against RJR Tobacco and RJR on behalf of New Jersey residents who purchased and smoked RJR Tobacco's light or ultralight cigarettes on or after March 3, 1992. Trombino v. R. J. Reynolds Tobacco Co., Superior Court, Middlesex County, Case No. L-11263-98. The court heard oral argument on plaintiffs' motion for class certification on May 26, 2000. No opinion has been issued.

         In December 1998, a nicotine-dependence class action was filed in state court in Missouri against United States cigarette manufacturers, including RJR Tobacco. On January 20, 1999, the case was removed to federal court. Gatlin v. American Tobacco Co., Inc., United States District Court for the Eastern District of Missouri, Case No. 982-10021, Division 1. The parties stipulated to a dismissal of this action on February 8, 2000.

         In December 1998, a nicotine-dependence class action was filed in state court in Missouri against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Jones v. American Tobacco Co., Inc., Circuit Court, Jackson County, Case No. 98-CV-30687. This case was removed to federal court on February 12, 1999. On February 17, 1999, the court remanded the case to state court. Plaintiffs filed an amended complaint in May 1999. On August 14, 1999, the parties stipulated that responsive pleadings for defendants who either have been, or will be, served prior to the court's entry of an order on class certification, shall not be due until 30 days after the court's ruling on certification. There has been no class certification activity to date. Plaintiff Diana Jones voluntarily dismissed her individual claims on September 7, 2000.

         In April 1999, a class action was filed in New York against United States cigarette manufacturers, including RJR Tobacco. Simon (formerly Sturgeon)
v. Philip Morris, Inc., United States District Court for the Eastern District of New York, Case No. CV 99 1988. On November 6, 2000, the trial court denied certification to this purported class of smokers defined as all persons residing in the United States, or who were residents at the time of their death, who had a 20-pack-per-year history of smoking, and who had a timely claim as of April 9, 1999, for personal injury or wrongful death arising from lung cancer. This case is part of the Simon II consolidated class action complaint for declaratory relief which was filed on September 6, 2000. The cases underlying the consolidated Simon II complaint are (1) Simon, Case No. 99-CV-1988; (2) Decie v. American Tobacco Co., Inc.,

Case No. 00-CV-2340; (3) Ebert v. Philip Morris, Inc., Case No. 00-CV-4632; (4) Mason v. American Tobacco Co., Inc., Case No. 00-CV-4442; (5) Bergeron v. Philip Morris, Inc., Case No. 99-CV-6142; (6) National Asbestos Workers Medical Fund v. Philip Morris, Inc., Case No. 98-CV-1492; (7) Blue Cross and Blue Shield of New Jersey v. Philip Morris, Inc., Case No. 98-CV-3287; (8) H.K. Porter Co., Inc. v. American Tobacco Co., Inc., Case No. 97-CV-7658; (9) Raymark Industries, Inc. v. American Tobacco Co., Inc., Case No. 98-CV-675; and (10) Falise v. American Tobacco Co., Inc., Case No. 99-CV-7392. These cases are discussed separately.

         In April 1999, a class action was filed in Alabama on behalf of all minors in the States of Alabama who smoke, against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Julian v. Philip Morris Cos., Inc., Circuit Court, Montgomery County, Case No. CV-1999-1245-GR. Defendants removed this case to federal court on May 19, 1999. Plaintiffs filed their motion to remand the case on June 17, 1999, which the court granted on August 26, 1999. The case has been inactive since the court's remand ruling in August 1999.

         In March 1999, a class action was filed in Massachusetts on behalf of all persons having a history of smoking cigarettes which were purchased in Massachusetts against United States cigarette manufacturers, including RJR Tobacco. Tobacco Consumers' Group Number 3 v. R. J. Reynolds Tobacco Co., United States District Court for the District of Massachusetts, Case No. 99-CV-10950-GAO. Defendants removed this case to federal court on April 16, 1999. On May 3, 2000, the parties stipulated to a dismissal without prejudice.

         In November 1999, a class action was filed against RJR Tobacco, and its parent company, RJR, in Ohio on behalf of Salem Lights smokers who do not have a claim for personal injury from smoking. Nichols v. R. J. Reynolds Tobacco Co., Court of Common Pleas, Summit County, Case No. CV 99 11 4539. Defendants removed this case to federal court on December 10, 1999. Plaintiffs filed a motion to remand the case to the Summit County Court of Common Pleas on January 25, 2000; the motion was granted on April 28, 2000. On September 26, 2000, plaintiffs voluntarily dismissed their complaint against defendants without prejudice.

         In February 2000, a class action was filed in Illinois on behalf of all Illinois residents who purchased and consumed Doral Lights, but who do not have a claim for personal injury, against RJR Tobacco, and its parent company, RJR. Wallace v. R. J. Reynolds Tobacco Co., Circuit Court, Madison County, Case No. 00-L-113. RJR Tobacco filed its answer to plaintiffs' complaint on April 11, 2000. Discovery is proceeding.

         In February 2000, a class action was filed in Tennessee on behalf of residents of Tennessee who suffer from nicotine addiction, against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Temple v. State of Tennessee, United States District Court for the Middle District of Tennessee, Case No. 3-00-126. A scheduling order, in which plaintiffs' motion for leave to amend was granted, was filed on December 4, 2000.

         In March 2000, a class action was filed in Missouri on behalf of all Missouri residents who smoked Winston Lights, Salem Lights, or Camel Lights, but have no claim for personal injury, against RJR Tobacco and its parent company, RJR. Collora v. R. J. Reynolds Tobacco Co., Circuit Court, St. Louis County, Case No. 002-732. Discovery is proceeding.

         In March 2000, a class action was filed in Illinois on behalf of all U.S. citizens who have suffered from tobacco-related disease, illness or injury, against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Force v. American Tobacco Co., Inc., United States District Court for the Southern District of Illinois, Case No. 00-215-GPM. Plaintiffs filed a motion to transfer this case to the United States District Court for the Eastern District of New York, before Judge Weinstein, on December 5, 2000. On December 18, 2000, the motion to transfer was denied. On January 8, 2001, plaintiffs voluntarily dismissed their complaint.

         In April 2000, a class action was filed in New York on behalf of all smokers who have claims for personal injury, medical monitoring, higher insurance premiums or less insurance coverage, against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Decie v. American Tobacco Co., Inc., United States District Court for the Eastern District of New York, Case No. 00 CV 2340. The parties have stipulated that defendants have up to and including February 26, 2001 to answer plaintiffs' complaint. This case is part of the Simon II consolidated class action complaint for declaratory relief which was filed on September 6, 2000. The cases underlying the consolidated Simon II complaint are (1) Simon, Case No. 99-CV-1988; (2) Decie v. American

Tobacco Co., Inc., Case No. 00-CV-2340; (3) Ebert v. Philip Morris, Inc., Case No. 00-CV-4632; (4) Mason v. American Tobacco Co., Inc., Case No. 00-CV-4442;
(5) Bergeron v. Philip Morris, Inc., Case No. 99-CV-6142; (6) National Asbestos Workers Medical Fund v. Philip Morris, Inc., Case No. 98-CV-1492; (7) Blue Cross and Blue Shield of New Jersey v. Philip Morris, Inc., Case No. 98-CV-3287; (8) H.K. Porter Co., Inc. v. American Tobacco Co., Inc., Case No. 97-CV-7658; (9) Raymark Industries, Inc. v. American Tobacco Co., Inc., Case No. 98-CV-675; and
(10) Falise v. American Tobacco Co., Inc., Case No. 99-CV-7392. These cases are discussed separately.

         In June 2000, a class action was filed in Florida on behalf of all persons who were diagnosed after July 15, 1997 with lung cancer, throat cancer, or cancer of the oral cavity, against United States cigarette manufacturers, including RJR Tobacco. Arntiz v. Philip Morris, Inc., Circuit Court, Hillsborough County, Case No. 00-4208-DIV.H. Plaintiffs filed a motion for class certification on July 3, 2000. Defendants filed an answer to plaintiffs' complaint on November 30, 2000. Plaintiff filed a motion to transfer this matter to Division "D" (Trial Division) on January 10, 2000, which the court granted on January 25, 2001. On February 5, 2001, plaintiff filed a motion to sever and abate.

         In July 2000, a class action was filed in Massachusetts, against United States cigarette manufacturers, including RJR Tobacco. The purported class was defined as all persons who smoked cigarettes while a minor and a resident of Massachusetts between 1970 and the date of the complaint, and who now wish to quit smoking. Lewis v. Philip Morris, Inc., United States District Court for the District of Massachusetts, Case No. 00-12089-RWZ. Defendants' filed their motion to dismiss on November 15, 2000. On January 18, 2001, the court granted plaintiffs' motion for voluntary dismissal without prejudice.

         In July 2000, a class action was filed in Massachusetts against United States cigarette manufacturers, including RJR Tobacco, on behalf of a purported class of persons who purchased cigarettes in the United States, developed an addiction to nicotine prior to January 1, 1964, and who have been diagnosed with lung cancer within three years of the filing of this action (July 18, 2000). National Tobacco Consumers' Group Number 2 v. R. J. Reynolds Tobacco Co., United States District Court for the District of Massachusetts, Case No. 00CV11408RGS. Plaintiffs filed a motion with the court on November 6, 2000, to transfer this case to the United States District Court for the Eastern District of New York, before Judge Weinstein, which the court denied on November 27, 2000. Defendants have until February 20, 2001, to respond to plaintiffs' complaint.

         In August 2000, a class action was filed in New York on behalf of all smokers diagnosed with certain diseases alleged to be linked to smoking, against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. Ebert v. Philip Morris, Inc., United States District Court for the Eastern District of New York, Case No. 00 CV 4632. Neither RJR Tobacco nor its parent, RJR, have been served with plaintiffs' complaint. This case is part of the Simon II consolidated class action complaint for declaratory relief which was filed on September 6, 2000. The cases underlying the consolidated Simon II complaint are (1) Simon, Case No. 99-CV-1988; (2) Decie v. American Tobacco Co., Inc., Case No. 00-CV-2340; (3) Ebert v. Philip Morris, Inc., Case No. 00-CV-4632; (4) Mason v. American Tobacco Co., Inc., Case No. 00-CV-4442; (5) Bergeron v. Philip Morris, Inc., Case No. 99-CV-6142; (6) National Asbestos Workers Medical Fund v. Philip Morris, Inc., Case No. 98-CV-1492; (7) Blue Cross and Blue Shield of New Jersey v. Philip Morris, Inc., Case No. 98-CV-3287; (8) H.K. Porter Co., Inc. v. American Tobacco Co., Inc., Case No. 97-CV-7658; (9) Raymark Industries, Inc. v. American Tobacco Co., Inc., Case No. 98-CV-675; and
(10) Falise v. American Tobacco Co., Inc., Case No. 99-CV-7392. These cases are discussed separately.

         In September 2000, a consolidated class action complaint was filed in New York on behalf of all tobacco litigation before Judge Weinstein, focusing on punitive damages, against United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR. In re Simon II Litigation, United States District Court for the Eastern District of New York, Case No. CV 00-5332. On December 22, 2000, plaintiffs amended their complaint and filed their motion for class certification. On February 2, 2001, defendants filed their respective answers. The parties are currently negotiating the class certification briefing schedule. The cases underlying the consolidated Simon II complaint are (1) Simon, Case No. 99-CV-1988; (2) Decie v. American Tobacco Co., Inc., Case No. 00-CV-2340; (3) Ebert v. Philip Morris, Inc., Case No. 00-CV-4632; (4) Mason v. American Tobacco Co., Inc., Case No. 00-CV-4442; (5) Bergeron v. Philip Morris, Inc., Case No. 99-CV-6142; (6) National Asbestos Workers Medical Fund v. Philip Morris, Inc., Case No. 98-CV-1492; (7) Blue Cross and Blue Shield of New Jersey
v. Philip Morris, Inc., Case No. 98-CV-3287; (8) H.K. Porter Co., Inc. v. American Tobacco Co., Inc., Case No.

97-CV-7658; (9) Raymark Industries, Inc. v. American Tobacco Co., Inc., Case No. 98-CV-675; and (10) Falise v. American Tobacco Co., Inc., Case No. 99-CV-7392. These cases are discussed separately.

         In September 2000, a class action was filed in Michigan against United States cigarette manufacturers, including RJR Tobacco, on behalf of persons in the State of Michigan (excluding federal, state and local governmental entities and political subdivisions) who purchase cigarettes manufactured by the defendants. Vandermeulen v. Philip Morris, Inc., United States District Court for the Eastern District of Michigan, Case No. 00-74582. The case was originally filed in Wayne County Circuit Court, but was removed to federal court by defendants on October 13, 2000. Defendants filed answers to plaintiffs' complaint on November 28, 2000. On December 13, 2000, plaintiffs filed a motion to remand the case to the Circuit Court of Wayne County. The court has not issued a ruling on this motion. Discovery has been stayed by agreement, pending negotiation of a case management order.

WHOLESALER ANTITRUST CASES

         Plaintiffs in these lawsuits are tobacco wholesalers who are suing United States cigarette manufacturers, including RJR Tobacco, and its parent company, RJR, alleging that cigarette manufacturers combined and conspired to set the price of cigarettes, in violation of antitrust statutes and various state unfair business practices statutes, as a result of which plaintiffs suffered economic injury. In all cases, plaintiffs are asking the court to certify the lawsuits as class actions, and to allow the respective plaintiffs to pursue the lawsuits as representatives of other persons in the United States, and throughout the world, that purchased cigarettes directly from one or more of the defendants.

         A.D. Bedell Wholesale Co., Inc. v. Philip Morris, Inc., 3rd Circuit Court of Appeals, Pittsburgh, Pennsylvania, Case No. 00-3410, was filed in April 1999.

         Smith v. Philip Morris Cos., Inc., District Court, Seward County, Kansas, Case No. 00-CV-26, was filed on February 7, 2000.

         Buffalo Tobacco Products, Inc. v. Philip Morris Cos., Inc., United States District Court for the Northern District of Georgia, Case No. 1:00cv001445, was filed in February 2000.

         Serrone v. Philip Morris Cos., Inc., Circuit Court, Wayne County, Michigan, Case No. 00-4035 CZ, was filed in February 2000.

         Brownstein v. Philip Morris Cos., Inc., Circuit Court, Broward County, Florida, Case No. 00002212 03, was filed in February 2000.

         Greer v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, Case No. 309826, was filed in February 2000.

         Withers v. R. J. Reynolds Tobacco Co., Circuit Court, Jefferson County, Tennessee, Case No. 17-194-I, was filed in February 2000.

         Lennon v. Philip Morris Cos., Inc., Superior Court, New York County, New York, Case No. 102396, was filed on February 9, 2000.

         Munoz v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, Case No. 309834, was filed in February 2000.

         Barnes v. Philip Morris Cos., Inc., United States District Court for the District of Columbia, Case No. 00-670, was filed in February 2000. On April 30, 2000, plaintiff's motion for voluntarily dismissal was granted.

         Gray v. Philip Morris Cos., Inc., Superior Court, Pima County, Arizona, Case No. C20000781, was filed in February 2000.

         Romero v. Philip Morris Cos., Inc., United States District Court for the District of New Mexico, Case No. CIV 00-426, was filed in February 2000. On April 27, 2000, plaintiff's motion for voluntarily dismissal was granted.

         Quickle v. Philip Morris Cos., Inc., United States District Court for the Northern District of West Virginia, Case No. 5:00 CV43, was filed in February 2000. On April 17, 2000, plaintiff's motion for voluntarily dismissal was granted.

         Morse v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, Case No. 822825-9, was filed in February 2000.

         Ludke v. Philip Morris Inc., District Court, Hennepin County, Minnesota, Case No. MC001954, was filed in February 2000.

         Rowlen v. Philip Morris Cos., Inc., United States District Court for the Southern District of Mississippi, Case No. 3:00CV119WS, was filed in February 2000. On March 22, 2000, plaintiff voluntarily dismissed the complaint.

         Vetter v. Philip Morris Cos., Inc., United States District Court for the District of South Dakota, Case No. CV-00-203, was filed in February 2000. On May 10, 2000, plaintiff's motion to dismiss was granted.

         Faherty v. Philip Morris Cos., Inc., United States District Court for the District of Maine, Case No. 0-cv-87-P-H, was filed in February 2000. On April 4, 2000, plaintiff's motion to dismiss was granted.

         Shafer v. Philip Morris Cos., Inc., United States District Court for the District of North Dakota, Case No. 00-cv-41, was filed in February 2000. On April 12, 2000, plaintiff's motion for voluntarily dismissal was granted.

         Cusatis v. Philip Morris Inc., United States District Court for the Eastern District of Wisconsin, Case No. 00-C-434, was filed in February 2000. On May 3, 2000, plaintiff's motion for voluntarily dismissal was granted.

         Rog-Glo v. R. J. Reynolds Tobacco Co., United States District Court for the Southern District of New York, Case No. 00-CV-1255, was filed in February 2000. On May 16, 2000, plaintiff voluntarily dismissed the complaint.

         Sullivan v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, Case No. 823162-8, was filed in February 2000.

         Ulan v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, Case No. 823160-0, was filed in February 2000.

         Teitler v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, Case No. 823161-9, was filed in February 2000.

         Williamson Oil Co. v. Philip Morris Cos., Inc., United States District Court for the Northern District of Georgia, Case No. 1:00cv00447, was filed in February 2000.

         Sand v. Philip Morris Cos., Inc., Superior Court, Alameda County, California, Case No. BC225580, was filed in February 2000.

         Peirona vs. Philip Morris Cos., Inc., Superior Court, Alameda County, California, Case No. 310283, was filed in February 2000.

         Amsterdam Tobacco Corp. v. Philip Morris Cos., Inc., United States District Court for the Northern District of Georgia, Case No. 1:00cv001446, was filed in March 2000.

         Sylvester v. Philip Morris Cos., Inc., Superior Court, New York County, New York, Case No. 60100, was filed n March 2000.

         I. Goldshlack Co. v. Philip Morris Cos., Inc., United States District Court for the Northern District of Georgia, Case No. 1:00cv01448, was filed in March 2000.

         Suwannee Swifty Stores v. Philip Morris Cos., Inc., United States District Court for the Northern District of Georgia, Case No. 1:00-CV-667, was filed in March 2000.

         Holiday Markets v. Philip Morris Cos., Inc., United States District Court for the Northern District of Georgia, Case No. 1:00cv00707, was filed in March 2000.

         Taylor v. Philip Morris Cos., Inc., Superior Court, Cumberland County, Maine, Case No. CV-00-203, was filed in March 2000.

         Romero v. Philip Morris Cos., Inc., District Court, Rio Arriba County, New Mexico, Case No. 0-117-CV-2000-972, was filed in April 2000.

         Belmonte v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, Case No. 825112-1, was filed in April 2000.

         Belch v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, Case No. 825115-8, was filed in April 2000.

         Shafer v. Philip Morris Cos., Inc., District Court, Morton County, North Dakota, Case No. 00-C-1231, was filed in April 2000.

         Swanson v. Philip Morris Cos., Inc., Circuit Court, Hughes County, South Dakota, Case No. 00-144, was filed in April 2000.

         Marcus Distributors v. Philip Morris Cos., Inc., United States District Court for the Southern District of Illinois, Case No. 00-319-GPM, was filed in April 2000. On June 14, 2000, plaintiff's motion for voluntarily dismissal was granted.

         Kissel v. Philip Morris Cos., Inc., Circuit Court, Brooke County, West Virginia, Case No. 00-C-82-RI, was filed in April 2000.

         Cusatis v. Philip Morris Cos., Inc., Circuit Court, Milwaukee County, Wisconsin, Case No. 00CV003676, was filed in May 2000.

         Customer Co. v. R. J. Reynolds Tobacco Co., United States District Court for the Northern District of California, Case No. C-00-1673, was filed in May 2000.

         Barnes v. Philip Morris Cos., Inc., Superior Court, District of Columbia, Case No. 3678-00, was filed in May 2000.

         Campe v. R. J. Reynolds Tobacco Co, Superior Court, Alameda County, California, Case No. 826425-9, was filed in May 2000.

         Aguayo v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, Case No. 826420-8, was filed in May 2000.

         Phillips v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, Case No. 826421-7, was filed in May 2000.

         Anderson v. Philip Morris Cos., Inc., United States District Court for the Northern District of Georgia, Case No. 1:00cv01447, was filed in May 2000. On November 17, 2000, plaintiff's motion for voluntarily dismissal was granted.

         Lau v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, Case No. 826852-9, was filed in May 2000.

         Pooler v. R. J. Reynolds Tobacco Co., District Court, Washoe County, Nevada, Case No. CV00-2674, was filed in June 2000.

         Baker v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, Case No. 827675-3, was filed in June 2000.

TOBACCO GROWERS' CASE

         DeLoach v. Philip Morris Cos., Inc., United States District Court for the District of Columbia, Case No. 1:00CV00294, was filed on February 16, 2000. The class action complaint was filed on behalf of a putative class of all tobacco growers and tobacco allotment holders (some 5,930 of which are actually named in the first amended complaint). Plaintiffs' current theory, as reflected in their second amended complaint (which was filed on September 2, 2000), is that the defendants (Philip Morris, Inc., RJR Tobacco, Brown & Williamson Tobacco Corp. and Lorillard Tobacco Co.) engaged in bid-rigging of American tobacco auctions (both burley and flue-cured) beginning at least by 1996 and continuing to present. Defendants' actions are alleged to have held the auction prices of tobacco at artificially low prices resulting in damage to tobacco growers and allotment holders. In addition, plaintiffs allege that defendants have engaged in a conspiracy to force the elimination or destruction of the federal government's tobacco quota and price support program through an alleged illegal group boycott. On October 9, 2000, defendants filed a motion to dismiss the second amended complaint and a motion to transfer venue to the United States District Court for the Middle District of North Carolina. On November 30, 2000, the court granted the motion to transfer the case. On December 20, 2000, plaintiffs moved to amend the complaint to add leaf-buying companies as defendants.

HEALTH-CARE COST RECOVERY LITIGATION

         In certain of the pending proceedings, various local government entities and others seek reimbursement for health-care expenditures allegedly caused by tobacco products. The claims asserted in these health-care cost recovery actions vary. Generally, plaintiffs assert the equitable claim that the tobacco industry was "unjustly enriched" by plaintiffs' payment of health-care costs allegedly attributable to smoking and seek reimbursement of those costs. The plaintiffs also assert one or more of the following additional claims: the equitable claim of indemnity, common law claims of negligence, strict liability, breach of express and implied warranty, violation of a voluntary undertaking or special duty, fraud, negligent misrepresentation, conspiracy, public nuisance, claims under state and federal statutes governing consumer fraud, antitrust, deceptive trade practices and false advertising, and claims under federal or state RICO statutes.

         Each plaintiff seeks reimbursement of health-care costs. Other relief sought by some, but not all, plaintiffs includes punitive damages, treble damages for alleged antitrust law violations, injunctions prohibiting alleged marketing and sales to minors, disclosure of research, disgorgement of profits, funding of anti-smoking programs, disclosure of nicotine yields and payment of attorney and expert witness fees.

         The defendants, including RJR Tobacco, raise a variety of defenses, including: failure to state a valid claim, lack of benefit; adequate remedy at law; "unclean hands" (namely, that plaintiffs cannot recover because they participated in, and benefited from, the sale of cigarettes); lack of antitrust injury; federal preemption; and lack of proximate cause and statute of limitations. In addition, defendants argue that they should be entitled to "set-off" any alleged damages to the extent a governmental entity benefits economically from the sale of cigarettes through the receipt of excise taxes or otherwise.

         Defendants also argue that all of these cases are improper because plaintiffs must proceed under principles of subrogation and assignment. Under traditional theories of recovery, a payor of medical costs (such as an insurer) can seek recovery of health-care costs from a third party solely by "standing in the shoes" of the injured party. Defendants argue that plaintiffs should be required to bring an action on behalf of each individual health-care recipient and should be subject to all defenses available against the allegedly injured party.

         The following cases are health-care cost recovery suits filed against RJR Tobacco, and, in some cases, its parent company, RJR, that were active in 2000. These cases have been further broken down as to the type of plaintiff involved.

STATE OR COMMONWEALTH
HEALTH-CARE COST RECOVERY

         In June 1994, the Mississippi attorney general brought an action, Moore
v. American Tobacco Co., against various industry members, including RJR Tobacco. This case was brought on behalf of the state to recover state funds paid for health-care and medical and other assistance to state citizens suffering from diseases and conditions allegedly related to tobacco use. By making the state the plaintiff in the case and basing its claims on economic loss rather than personal injury, the state sought to avoid the defenses otherwise available against an individual plaintiff. Most other states, through their attorneys general or other state agencies, sued RJR Tobacco and other U.S. cigarette manufacturers based on similar theories. The cigarette manufacturer defendants, including RJR Tobacco, settled the first four of these cases scheduled to come to trial, those of Mississippi, Florida, Texas and Minnesota, by separate agreements between each state and those manufacturers in each case.

         On November 23, 1998, the major U.S. cigarette manufacturers, including RJR Tobacco, entered into the Master Settlement Agreement ("MSA") with attorneys general representing the remaining 46 states, the District of Columbia, Puerto Rico, Guam, the Virgin Islands, American Samoa and the Northern Marianas. The MSA became effective on November 12, 1999, when final approval of the settlement was achieved in 80% of the settling jurisdictions. As of October 17, 2000, final approval had been achieved in all 50 settling jurisdictions. The MSA settled all the health-care cost recovery actions brought by, or on behalf of, the settling jurisdictions and contains releases of various additional present and future claims.

TERRITORY
HEALTH-CARE COST RECOVERY

         Republic of the Marshall Islands v. American Tobacco Co., Inc., High Court, Marshall Islands, Case No. 1997-261, was filed in October 1997. On January 7, 2000, plaintiff filed a second amended complaint. On March 7, 2001, the Supreme Court of the Republic of the Marshall Islands will hear argument on defendants' motion to disqualify the tribunal and their writ of mandamus. Trial has been scheduled for September 10, 2001.

CITY/COUNTY
HEALTH-CARE COST RECOVERY

         Claims similar to those advanced in the state attorneys general actions have also been asserted by cities and/or counties in separate actions. In addition to the variety of substantive defenses described above, it is the industry's position that recovery in any such actions (if any) should be subject to the offset provisions of the MSA, and therefore, beyond the potential cost of defending these actions through trial, there should be no additional financial exposure as a result of these cases.

         Certain of the city/county cases have been dismissed in light of the approval of the MSA in the relevant jurisdictions. Others, however, were active during 2000, and remain pending to date.

         San Francisco v. Philip Morris, Inc., United States District Court for the Northern District of California, Case No. C-96-2090 DLJ, was filed in June 1996. On February 2, 2000, the parties stipulated to a dismissal of this lawsuit.

         Los Angeles v. R. J. Reynolds Tobacco Co., superior Court, Los Angeles County, California, Case No. 707651, was filed in August 1996.

         People of California v. Philip Morris, Inc., Superior Court , San Francisco County, California, Case No. 980864, was filed in September 1996.

         County of Erie v. Tobacco Institute, Supreme Court, Erie County, New York, Case No. I 1997/359, was filed in January 1997. In February 1999, the court stayed this action until decision of Erie County's appeal of the New York trial court's approval of the MSA or until further order of the court. On January 5, 2000, the parties filed a stipulation discontinuing this action.

         County of Cook v. Philip Morris, Inc., Circuit Court, Cook County, Illinois, Case No. 97-L-4550, was filed in April 1997. On December 10, 1999, certain defendants, including RJR Tobacco, filed a motion for summary judgment, which was denied on February 10, 2000. On December 20, 2000, certain defendants, including RJR Tobacco, filed a motion for judgment on the pleadings which is currently pending before the court.

         City of St. Louis v. American Tobacco Co., Inc., Circuit Court, St. Louis County, Missouri, Case No. 982-9652, was filed in November 1998. The parties currently are awaiting the court's ruling on certain defendants' motion to dismiss the first amended petition which was filed on December 16, 1999. On February 9, 2000, the court granted the parties' joint motion to stay the case until September 1, 2000. A hearing on a motion to dismiss by certain defendants, including RJR Tobacco, is scheduled for February 26, 2001.

         St. Louis County v. American Tobacco Co., Inc., Circuit Court, St. Louis County, Missouri, Case No. 982-9705, was filed in November 1998. On February 15, 2000, the court stayed this case. On January 9, 2001, the court extended the stay for a period of 30 days after the later of: (1) the date on which the Supreme Court of Missouri renders its decision on defendants-respondents' motion for rehearing in State ex rel. Nixon v. American Tobacco Co. (Case No. SC82992), or (2) the date in which the Circuit Court of the City of St. Louis, renders its decision on defendants' motion to dismiss in City of St. Louis v. American Tobacco Co., Inc. (Case No. 982-9652) (discussed above).

         County of Wayne v. Philip Morris, Inc., United States District Court for the Eastern District of Michigan, Case No. 99-76097, was filed in December 1999. Defendants removed the case to federal court on December 22, 1999. RJR Tobacco filed its answer to the complaint on December 23, 1999. On August 25, 2000, the federal court certified the following question of law to the Michigan Supreme Court for its consideration: "Does the Michigan attorney general have the authority to bind/release claims of a Michigan county as part of a settlement agreement in an action that the attorney general brought on behalf of the State of Michigan?" The federal court stayed all proceedings in this case pending resolution of this question by the Michigan Supreme Court.

UNIONS
HEALTH-CARE COST RECOVERY

         Lawsuits have been brought by union trust funds against cigarette manufacturers, including RJR Tobacco, and others (RJR in some cases), in state and federal courts across the country in the past four years. The funds seek recovery on an aggregate basis for their payment of medical expenses of their "participants" - union employees and their dependents -- allegedly injured by cigarettes. The complaints in these cases are substantially identical, and more than 20 of the cases purport to be class actions on behalf of all union funds in a particular state.

         Stationary Engineers Local 393 Health & Welfare Trust Fund v. Philip Morris, Inc., United States District Court for the Northern District of California, Case No. C-97-1519-DLJ, was filed in April 1997. On August 12, 1999, the trial court granted plaintiffs' motion to dismiss the case, but denied their motion for entry of final judgment as to claims previously dismissed. On September 10, 1999, the plaintiffs filed a notice of appeal to the United States Court of Appeals for the Ninth Circuit. On March 8, 2000, the parties filed a stipulation voluntarily dismissing the appeal. On March 15, 2000, the Ninth Circuit entered an order dismissing the appeal.

         Northwest Laborers-Employers Health & Security Trust Fund v. Philip Morris, Inc., United States District Court for the Western District of Washington, Case No. C97-849-WD, was filed in May 1997. In December 1998, the court denied defendants' motion for judgment on the pleadings. On July 22, 1999, the court granted defendants' motion for summary judgment and entered judgment for defendants. On December 17, 1999, the court granted the parties' joint motion for preliminary approval of an agreement to dismiss the appeal upon certain conditions and notice to the class. On February 1, 2000, the court granted plaintiffs' motion to dismiss all claims with prejudice and without costs.

         Massachusetts Laborers Health and Welfare Fund v. Philip Morris, Inc., United States District Court for the District Court of Massachusetts, Case No. 97-11552-GAO, was filed in June 1997. Plaintiffs voluntarily dismissed their complaint on April 25, 2000.

         Hawaii Health & Welfare Fund for Operating Engineers v. Philip Morris, Inc., United States District Court for the District of Hawaii, Case No. 97-833, was filed in June 1997. In January 1999, the court granted defendants' motion to dismiss. Plaintiffs appealed to the United States Court of Appeals for the Ninth Circuit. On February 15, 2000, the parties reached an agreement to dismiss the case for a waiver of costs. A stipulation of dismissal reflecting this agreement was filed on March 15, 2000.

         United Federation of Teachers Welfare Fund v. Philip Morris, Inc., United States District Court for the Southern District of New York, Case No.97CIV4676, was filed in June 1997. On March 25, 1999, the federal district court granted in part, and dismissed in part, plaintiffs' complaint. Plaintiffs appealed this ruling to the United States Court of Appeals for the Second Circuit, which, on April 9, 1999, reversed the district court's ruling, and ordered the district court to dismiss plaintiffs' complaint in its entirety. On November 30, 1999, the federal district court entered final judgment in this matter. Plaintiffs filed a petition for certiorari to the U.S. Supreme Court, which was denied on January 10, 2000.

         Laborers Local 17 Health & Benefit Fund v. Philip Morris, Inc., United States District Court for the Southern District of New York, Case Number 97CIV4550, was filed in June 1997. On March 25, 1999, the federal district court granted in part, and dismissed in part, plaintiffs' complaint. Plaintiffs appealed this ruling to the United States Court of Appeals for the Second Circuit, which, on April 9, 1999, reversed the district court's ruling, and ordered the district court to dismiss plaintiffs' complaint in its entirety. On November 30, 1999, the federal district court entered final judgment in this matter. Plaintiffs filed a petition for certiorari to the U.S. Supreme Court, which was denied on January 10, 2000.

         Oregon Laborers-Employers Health & Welfare Trust Fund v. Philip Morris, Inc., United States District Court for the District of Oregon, Case No. 9706-4707, was filed in June 1997. Plaintiffs filed a motion for class certification. On August 3, 1998, the federal district court granted defendants' motion for judgment on the pleadings. On July 14, 1999, the Ninth Circuit Court of Appeals affirmed the district court's dismissal. Plaintiffs filed a petition for certiorari to the United States Supreme Court, which was denied on January 10, 2000.

         Laborers and Operating Engineers' Utility Agreement Health & Welfare Trust Fund v. Philip Morris, Inc., United States District Court for the District of Arizona, Case No. 97-1406-JWS, was filed in June 1997. In February 17 1999, the court granted defendants' motion to dismiss the first amended complaint. Plaintiffs appealed to the United States Court of Appeals for the Ninth Circuit. On February 15, 2000, the parties reached an agreement to dismiss the case for a waiver of costs. A stipulation of dismissal reflecting this agreement was filed on March 15, 2000.

         Constructions Laborers of Greater St. Louis Welfare Fund v. Philip Morris, Inc., Circuit Court, St. Louis County, Missouri, Case No. 972-08799, was filed in September 1997. On January 19, 2000, the Court granted plaintiffs' motion for voluntary dismissal.

         Central Laborers Welfare Fund v. Philip Morris, Inc., Circuit Court, Madison County, Illinois, Case No. 97-L-516, was filed in June 1997. In October, 1999, plaintiffs' counsel indicated to defense counsel that they were unsure as to whether to continue this case. To date, no decision has been made, and the case remains pending.

         Ark-La-Miss Laborers Welfare Fund v. Philip Morris, Inc., United States District Court for the Eastern District of Louisiana, Case No. 97-1944, was filed in June 1997. On March 31, 1999, the court ordered this case stayed and administratively closed, pending a decision by the United States Court of Appeals for the Fifth Circuit in the Texas Carpenters case. On January 19, 2000, the Fifth Circuit affirmed the trial court's dismissal of the Texas Carpenters case. On February 24, 2000, plaintiffs filed an unopposed motion to reopen the case and lift the stay for the purpose of voluntary dismissal. On February 28, 2000, the court dismissed this action.

         Eastern States Health & Welfare Fund v. Philip Morris, Inc., Supreme Court, New York County, New York, Case No. 97/603869, was filed in July 1997. On January 6, 1998, the judge issued an order stating that the group of similar union cases pending before the court (Eastern States, Puerto Rican ILGWU, IBEW Local 363, IBEW Local 25, Local 840, Local 138, 138A and 138B, Long Island Regional Council of Carpenters, Day Care Council-Local 205, Local 1199 National Benefit Fund, and Local 1199 Home Care Industry) were related for the purposes of pretrial discovery and would be assigned the same judge. On August 28, 1998, defendants filed a motion to dismiss. The court granted in part, and denied in part, their motion. On August 18, 1999, defendants filed a supplemental notice of motion to dismiss on statute of limitation grounds. On August 23, 1999, defendants filed a request for judicial intervention to dismiss this action because of delinquent discovery and inactivity. On March 3, 2000, the court granted defendants' motions to dismiss in the 10 union cases before it (referenced above). Plaintiffs appealed to the New York Supreme Court Appellate Division, First Department. The court has not yet issued its ruling.

         Rhode Island Laborers Health & Welfare Fund v. American Tobacco Co., Inc., United States District Court for the District of Rhode Island, Case No. 97-500L, was filed in July 1997. On June 6, 2000, the court accepted and adopted the magistrate's recommendation that defendants' motion to dismiss be granted. On June 2, 2000, the court entered final judgment.

         Connecticut Pipe Trades Health Fund v. Philip Morris, Inc., United States District Court for the District of Connecticut, Case No. 397CV01305
(JBA), was filed in July 1997. On November 24, 1999, the parties' joint stipulation of dismissal was approved by the court. During a telephonic conference on July 10, 2000, the judge reopened this case and authorized the filing of plaintiffs' second amended complaint (April 10, 2000). Defendants filed a motion to dismiss on August 11, 2000, which remains pending before the court.

         Asbestos Workers Local 53 Health and Welfare Fund v. Philip Morris, Inc., United States District Court for the Eastern District of Louisiana, Case No. 97-2570, was filed in August 1997. On March 31, 1999, this court ordered this case stayed and administratively closed, pending a decision by the United States Court of Appeals for the Fifth Circuit in the Texas Carpenters case. On January 19, 2000, the Fifth Circuit affirmed the trial court's dismissal of the Texas Carpenters case. On February 24, 2000, plaintiffs filed an unopposed motion to reopen the case and lift the stay for the purpose of voluntary dismissal. On February 28, 2000, the court dismissed this action.

         Steamfitters Local Union No. 420 Welfare Fund v. Philip Morris, Inc., United States District Court for the Eastern District of Pennsylvania, Case No. 99-545, was filed in August 1997. Defendants filed a motion to dismiss on December 22, 1997. The court granted defendants' motion to dismiss on April 22, 1998. Plaintiffs appealed this decision to the United States Court of Appeals for the Third Circuit, which, on March 29, 1999, affirmed the trial court's dismissal. The Third Circuit denied plaintiffs' petition for rehearing on April 29, 1999. Plaintiffs filed a petition for writ of certiorari with the U.S. Supreme Court on September 27, 1999. The petition for writ of certiorari was denied by the U.S. Supreme Court on January 10, 2000.

         Teamsters No. 142 Health and Welfare Trust Fund v. Philip Morris, Inc., Circuit Court, St. Joseph County, Indiana, Case No. 71CO1-9709-CP-1281, was filed in September 1997. Plaintiffs voluntarily dismissed their case on February 23, 2000.

         Puerto Rican ILGWU Health & Welfare Fund v. Philip Morris, Inc., Supreme Court, New York County, New York, Case No. 97/604785, was filed in September 1997. On January 6, 1998, the judge issued an order stating that the group of similar union cases pending before the court (Eastern States, Puerto Rican ILGWU, IBEW Local 363, IBEW Local 25, Local 840, Local 138, 138A and 138B, Long Island Regional Council of Carpenters, Day Care Council-Local 205, Local 1199 National Benefit Fund, and Local 1199 Home Care Industry) were related for the purposes of pretrial discovery and would be assigned the same judge. On August 28, 1998, defendants filed a motion to dismiss. The court granted in part, and denied in part, their motion. On August 18, 1999, defendants filed a supplemental notice of motion to dismiss on statute of limitation grounds. On August 23, 1999, defendants filed a request for judicial intervention to dismiss this action because of delinquent discovery and inactivity. On March 3, 2000, the court granted defendants' motions to dismiss in the 10 union cases before it (referenced above). Plaintiffs appealed to the New York Supreme Court Appellate Division, First Department. The court has not yet issued its ruling.

         Texas Carpenters Health Benefit Fund v. Philip Morris, Inc., United States District Court for the Eastern District of Texas, Case No. 97-CV-625, was filed in October 1997. On January 19, 2000, the United States Court of

Appeals for the Fifth Circuit affirmed the trial court's August 31, 1998, order granting defendants' motion to dismiss the complaint.

         New Mexico and West Texas Multi-Craft Health & Welfare Fund v. Philip Morris, Inc., District Court, Bernalillo County, New Mexico, Case No. CV-97-9118, was filed in October 1997. On December 24, 1998, the court granted defendants' motion to dismiss. Plaintiffs appealed the decision to the United States Court of Appeals for the Tenth Circuit. On April 5, 2000, the parties stipulated to a dismissal of plaintiffs' appeal, which was approved by the court on April 12, 2000.

         IBEW Local 25 Health & Welfare Benefit Fund v. Philip Morris, Inc., Supreme Court, New York County, New York, Case No. 97/122255, was filed in November 1997. On January 6, 1998, the judge issued an order stating that the group of similar union cases pending before the court (Eastern States, Puerto Rican ILGWU, IBEW Local 363, IBEW Local 25, Local 840, Local 138, 138A and 138B, Long Island Regional Council of Carpenters, Day Care Council-Local 205, Local 1199 National Benefit Fund, and Local 1199 Home Care Industry) were related for the purposes of pretrial discovery and would be assigned the same judge. On August 28, 1998, defendants filed a motion to dismiss. The court granted in part, and denied in part, their motion. On August 18, 1999, defendants filed a supplemental notice of motion to dismiss on statute of limitation grounds. On August 23, 1999, defendants filed a request for judicial intervention to dismiss this action because of delinquent discovery and inactivity. On March 3, 2000, the court granted defendants' motions to dismiss in the 10 union cases before it (referenced above). Plaintiffs appealed to the New York Supreme Court Appellate Division, First Department. The court has not yet issued its ruling.

         IBEW Local 363 Welfare Fund v. Philip Morris, Inc., Supreme Court, New York County, New York, Case No. 97/122254, was filed in November 1997. On January 6, 1998, the judge issued an order stating that the group of similar union cases pending before the court (Eastern States, Puerto Rican ILGWU, IBEW Local 363, IBEW Local 25, Local 840, Local 138, 138A and 138B, Long Island Regional Council of Carpenters, Day Care Council-Local 205, Local 1199 National Benefit Fund, and Local 1199 Home Care Industry) were related for the purposes of pretrial discovery and would be assigned the same judge. On August 28, 1998, defendants filed a motion to dismiss. The court granted in part, and denied in part, their motion. On August 18, 1999, defendants filed a supplemental notice of motion to dismiss on statute of limitation grounds. On August 23, 1999, defendants filed a request for judicial intervention to dismiss this action because of delinquent discovery and inactivity. On March 3, 2000, the court granted defendants' motions to dismiss in the 10 union cases before it (referenced above). Plaintiffs appealed to the New York Supreme Court Appellate Division, First Department. The court has not yet issued its ruling.

         Long Island Regional Council of Carpenters Welfare Fund v. Philip Morris, Inc., Supreme Court, New York County, New York, Case No. 97/122258, was filed in November 1997. On January 6, 1998, the judge issued an order stating that the group of similar union cases pending before the court (Eastern States, Puerto Rican ILGWU, IBEW Local 363, IBEW Local 25, Local 840, Local 138, 138A and 138B, Long Island Regional Council of Carpenters, Day Care Council-Local 205, Local 1199 National Benefit Fund, and Local 1199 Home Care Industry) were related for the purposes of pretrial discovery and would be assigned the same judge. On August 28, 1998, defendants filed a motion to dismiss. The court granted in part, and denied in part, their motion. On August 18, 1999, defendants filed a supplemental notice of motion to dismiss on statute of limitation grounds. On August 23, 1999, defendants filed a request for judicial intervention to dismiss this action because of delinquent discovery and inactivity. On March 3, 2000, the court granted defendants' motions to dismiss in the 10 union cases before it (referenced above). Plaintiffs appealed to the New York Supreme Court Appellate Division, First Department. The court has not yet issued its ruling.

         Local 840, International Brotherhood of Teamsters Health & Insurance Fund v. Philip Morris, Inc., Supreme Court, New York County, New York, Case No. 97/122256, was filed in November 1997. On January 6, 1998, the judge issued an order stating that the group of similar union cases pending before the court (Eastern States, Puerto Rican ILGWU, IBEW Local 363, IBEW Local 25, Local 840, Local 138, 138A and 138B, Long Island Regional Council of Carpenters, Day Care Council-Local 205, Local 1199 National Benefit Fund, and Local 1199 Home Care Industry) were related for the purposes of pretrial discovery and would be assigned the same judge. On August 28, 1998, defendants filed a motion to dismiss. The court granted in part, and denied in part, their motion. On August 18, 1999, defendants filed a supplemental notice of motion to dismiss on statute of limitation grounds. On August 23, 1999, defendants filed a request for judicial intervention to dismiss this action because of delinquent discovery and inactivity. On March 3, 2000, the court granted defendants' motions to dismiss in the 10 union cases before it (referenced above). Plaintiffs appealed to the New York Supreme Court Appellate Division, First Department. The court has not yet issued its ruling.

         Local 138, 138A, and 138B International Union of Operating Engineers Welfare Fund v. Philip Morris, Inc., Supreme Court, New York County, New York, Case No. 97/122257, was filed in November 1997. On January 6, 1998, the judge issued an order stating that the group of similar union cases pending before the court (Eastern States, Puerto Rican ILGWU, IBEW Local 363, IBEW Local 25, Local 840, Local 138, 138A and 138B, Long Island Regional Council of Carpenters, Day Care Council-Local 205, Local 1199 National Benefit Fund, and Local 1199 Home Care Industry) were related for the purposes of pretrial discovery and would be assigned the same judge. On August 28, 1998, defendants filed a motion to dismiss. The court granted in part, and denied in part, their motion. On August 18, 1999, defendants filed a supplemental notice of motion to dismiss on statute of limitation grounds. On August 23, 1999, defendants filed a request for judicial intervention to dismiss this action because of delinquent discovery and inactivity. On March 3, 2000, the court granted defendants' motions to dismiss in the 10 union cases before it (referenced above). Plaintiffs appealed to the New York Supreme Court Appellate Division, First Department. The court has not yet issued its ruling.

         United Food & Commercial Workers Union v. Philip Morris, Inc., United States District Court for the Northern District of Alabama, Case No. 97-03351-CV, was filed in November 1997. On December 30, 1997, defendants removed this case to federal court. On August 11, 1999, the trial court entered an order denying plaintiffs' motion to amend its complaint, and granting defendants' motion to dismiss. The court also vacated conditional class certification previously granted by the state court, and dismissed the case as to the claims of the other class members. On September 1, 1999, plaintiffs appealed the federal district court's ruling to the United States Court of Appeals for the Eleventh Circuit. On August 22, 2000, the Eleventh Circuit ruled that the district court did not err in dismissing plaintiffs' complaint and in denying plaintiffs leave to amend their complaint.

         Screen Actors Guild-Producers Health & Welfare Fund Plan v. Philip Morris, Inc., Superior Court, Los Angeles County, California, Case No. BC181603, was filed in November 1997. On July 26, 1999, the court granted plaintiffs' motion to intervene into Operating Engineers Local 12. On August 30, 1999, plaintiffs filed a request for dismissal due to intervention in Operating Engineers Local 12. The court dismissed the case on April 10, 2000.

         Day Care Council Local 205 D.C. 1717 Welfare Fund v. Philip Morris, Inc., Supreme Court, New York County, New York, Case No. 97/606240, was filed in December 1997. On January 6, 1998, the judge issued an order stating that the group of similar union cases pending before the court (Eastern States, Puerto Rican ILGWU, IBEW Local 363, IBEW Local 25, Local 840, Local 138, 138A and 138B, Long Island Regional Council of Carpenters, Day Care Council-Local 205, Local 1199 National Benefit Fund, and Local 1199 Home Care Industry) were related for the purposes of pretrial discovery and would be assigned the same judge. On August 28, 1998, defendants filed a motion to dismiss. The court granted in part, and denied in part, their motion. On August 18, 1999, defendants filed a supplemental notice of motion to dismiss on statute of limitation grounds. On August 23, 1999, defendants filed a request for judicial intervention to dismiss this action because of delinquent discovery and inactivity. On March 3, 2000, the court granted defendants' motions to dismiss in the 10 union cases before it (referenced above). Plaintiffs appealed to the New York Supreme Court Appellate Division, First Department. The court has not yet issued its ruling.

         Local 1199 National Benefit Fund for Health and Human Services Employees v. Philip Morris, Inc., Supreme Court, New York County, New York, Case No. 97/606241, was filed in December 1997. On January 6, 1998, the judge issued an order stating that the group of similar union cases pending before the court (Eastern States, Puerto Rican ILGWU, IBEW Local 363, IBEW Local 25, Local 840, Local 138, 138A and 138B, Long Island Regional Council of Carpenters, Day Care Council-Local 205, Local 1199 National Benefit Fund, and Local 1199 Home Care Industry) were related for the purposes of pretrial discovery and would be assigned the same judge. On August 28, 1998, defendants filed a motion to dismiss. The court granted in part, and denied in part, their motion. On August 18, 1999, defendants filed a supplemental notice of motion to dismiss on statute of limitation grounds. On August 23, 1999, defendants filed a request for judicial intervention to dismiss this action because of delinquent discovery and inactivity. On March 3, 2000, the court granted defendants' motions to dismiss in the 10 union cases before it (referenced above). Plaintiffs appealed to the New York Supreme Court Appellate Division, First Department. The court has not yet issued its ruling.

         Local 1199 Home Care Industry Benefit Fund v. Philip Morris, Inc., Supreme Court, New York County, New York, Case No. 97/606249, was filed in December 1997. On January 6, 1998, the judge issued an order stating that the group of similar union cases pending before the court (Eastern States, Puerto Rican ILGWU, IBEW Local 363, IBEW Local 25, Local 840, Local 138, 138A and 138B, Long Island Regional Council of Carpenters, Day Care Council-Local 205, Local 1199 National Benefit Fund, and Local 1199 Home Care Industry) were related for the purposes of pretrial discovery and would be assigned the same judge. On August 28, 1998, defendants filed a motion to dismiss. The court granted in part, and denied in part, their motion. On August 18, 1999, defendants filed a supplemental notice of motion to dismiss on statute of limitation grounds. On August 23, 1999, defendants filed a request for judicial intervention to dismiss this action because of delinquent discovery and inactivity. On March 3, 2000, the court granted defendants' motions to dismiss in the 10 union cases before it (referenced above). Plaintiffs appealed to the New York Supreme Court Appellate Division, First Department. The court has not yet issued its ruling.

         Operating Engineers Local 12 Health & Welfare Fund v. American Tobacco Co., Inc., Superior Court, Los Angeles County, California, Case No. BC 177968, was filed in December 1997. On July 26, 1999, the court granted plaintiffs' motion to consolidate several similar cases, pending before the same judge, with this case designated as the lead and controlling case for the consolidation. On February 26, 1999, the court ruled that the California immunity statute barred claims of fraudulent concealment. On March 10, 2000, the trial court determined that, to the extent that plaintiffs' complaint sought monetary relief, such relief was beyond the scope of the statute that authorized their remaining claims, although injunctive relief was still available. Plaintiffs chose not to pursue injunctive relief, and, on April 4, 2000, filed an ex parte motion for dismissal of all claims with prejudice as to all defendants, which the court granted on April 10, 2000. On April 11, 2000, plaintiff appealed various rulings of the trial court to the Court of Appeal of the State of California, Fourth Appellate District. Briefing is underway.

         Carpenters & Joiners Welfare Fund v. Philip Morris, Inc., United States District Court for the District of Minnesota, Case No. 98-515JMR/FLN, was filed in December 1997. Defendants' motion to dismiss plaintiffs' amended complaint was granted by the trial court on April 29, 1999. Plaintiffs appealed to the United States Court of Appeals for the Eighth Circuit, which, on September 1, 2000, affirmed the district court's dismissal.

         Operating Engineers Local 324 Health Care Fund v. Philip Morris, Inc., United States District Court for the Eastern District of Michigan, Southern Division, Case No. 5:98-CV-60020, was filed in December 1997. On February 26, 1999, the court granted defendants' motion to dismiss plaintiffs' first amended complaint. This case is currently on appeal to the Michigan Court of Appeals, which has not issued its ruling.

         Steamfitters Local Union No. 614 Health and Welfare Fund v. Philip Morris, Inc., Circuit Court, Shelby County, Tennessee, Case No. 92260-2, was filed in January 1998. On January 29, 1999, the trial court granted in part and denied in part defendants' motion to dismiss. On September 26, 2000, the Tennessee Court of Appeals (1) affirmed the trial court's dismissal of the antitrust claim, (2) reversed the trial court's denial of the motion to dismiss the remaining claims, finding the plaintiffs' alleged injuries are too remote, as a matter of law, to permit recover, and (3) remanded the case to the Circuit Court for dismissal of plaintiffs' complaint.

         National Asbestos Workers Medical Fund v. Philip Morris, Inc., United States District Court for the Eastern District of New York, Case No. CV 98 1492, was filed in February 1998. On October 19, 1998, the court denied defendants' motion to dismiss. This case is scheduled for trial on May 21, 2001. This case is part of the Simon II consolidated class action complaint for declaratory relief which was filed on September 6, 2000. The cases underlying the consolidated Simon II complaint are (1) Simon, Case No. 99-CV-1988; (2) Decie v. American Tobacco Co., Inc., Case No. 00-CV-2340; (3) Ebert v. Philip Morris, Inc., Case No. 00-CV-4632; (4) Mason v. American Tobacco Co., Inc., Case No. 00-CV-4442; (5) Bergeron v. Philip Morris, Inc., Case No. 99-CV-6142; (6) National Asbestos Workers Medical Fund v. Philip Morris, Inc., Case No. 98-CV-1492; (7) Blue Cross and Blue Shield of New Jersey v. Philip Morris, Inc., Case No. 98-CV-3287; (8) H.K. Porter Co., Inc. v. American Tobacco Co., Inc., Case No. 97-CV-7658; (9) Raymark Industries, Inc. v. American Tobacco Co., Inc., Case No. 98-CV-675; and (10) Falise v. American Tobacco Co., Inc., Case No. 99-CV-7392. These cases are discussed separately.

         Milwaukee Carpenters District Council Health Fund, Welfare Benefit Plan and Its Trustees v. Philip Morris, Inc., United States District Court for the Eastern District of Wisconsin, Case No. 98 CV 394, was filed in March 1998. On January 13, 2000, this case was dismissed with prejudice by court order.

         Service Employees International Union Health & Welfare Fund v. Philip Morris, Inc., United States District Court for the District of Columbia, Case No. 1:98CV00704-GK, was filed in March 1998. On December 21, 1999, in three Washington, D.C. union reimbursement lawsuits -- (1) Michael H. Holland; (2) Service Employees International Union; and (3) S.E.I.U. Local 74 -- a federal district court judge denied in part, and granted in part, defendants' motions to dismiss the complaints. The judge held that plaintiffs' complaints would not be dismissed on the grounds that they were too remote. She denied motions to dismiss plaintiffs' RICO claims. She also denied defendants' motions to dismiss due to failure to join necessary parties. As to plaintiffs' remaining claims, the judge dismissed plaintiffs' fraud allegations, but gave the plaintiffs the opportunity to amend, and dismissed each of the remaining individual causes of action (i.e., violations of antitrust laws, negligent or intentional breach of a special duty or underlying indemnity, and unjust enrichment). This case is on appeal to the U.S. Court of Appeals for the District of Columbia, where oral argument is scheduled for February 21, 2001.

         Utah Laborers Health & Welfare Trust Fund v. Philip Morris, Inc., United States District Court for the District of Utah, Case No. 2:98CV403B, was filed in June 1998. On March 31, 1999, the court denied defendants' motion to dismiss. On November 22, 1999, the United States Court of Appeals for the Tenth Circuit granted defendants' petition to appeal this ruling. Defendants-Appellants filed their appeal on December 22, 1999. Pursuant to stipulation, this case was dismissed on April 12, 2000.

         S.E.I.U. Local 74 Welfare Fund v. Philip Morris, Inc., United States District Court for the District of Columbia, Case No. 1:98CV01569, was filed in June 1998. On December 21, 1999, in three Washington, D.C. union reimbursement lawsuits -- (1) Michael H. Holland; (2) Service Employees International Union; and (3) S.E.I.U. Local 74 -- a federal district court judge denied in part, and granted in part, defendants' motions to dismiss the complaints. The judge held that plaintiffs' complaints would not be dismissed on the grounds that they were too remote. She denied motions to dismiss plaintiffs' RICO claims. She also denied defendants' motions to dismiss due to failure to join necessary parties. As to plaintiffs' remaining claims, the judge dismissed plaintiffs' fraud allegations, but gave the plaintiffs the opportunity to amend, and dismissed each of the remaining individual causes of action (i.e., violations of antitrust laws, negligent or intentional breach of a special duty or underlying indemnity, and unjust enrichment. This case is on appeal to the U.S. Court of Appeals for the District of Columbia, where oral argument is scheduled for February 21, 2001.

         Holland v. Philip Morris, Inc., United States District Court for the District of Columbia, Case No. 1:98CV01716, was filed in August 1998. On December 21, 1999, in three Washington, D.C. union reimbursement lawsuits -- (1) Michael H. Holland; (2) Service Employees International Union; and (3) S.E.I.U. Local 74 -- a federal district court judge denied in part, and granted in part, defendants' motions to dismiss the complaints. The judge held that plaintiffs' complaints would not be dismissed on the grounds that they were too remote. She denied motions to dismiss plaintiffs' RICO claims. She also denied defendants' motions to dismiss due to failure to join necessary parties. As to plaintiffs' remaining claims, the judge dismissed plaintiffs' fraud allegations, but gave the plaintiffs the opportunity to amend, and dismissed each of the remaining individual causes of action (i.e., violations of antitrust laws, negligent or intentional breach of a special duty or underlying indemnity, and unjust enrichment. This case is on appeal to the U.S. Court of Appeals for the District of Columbia, where oral argument is scheduled for February 21, 2001.

         Sheet Metal Workers Trust Fund v. Philip Morris, Inc., United States District Court for the District of Columbia, Case No. 1:99CV02326, was filed in August 1999. On December 21, 1999, the court denied certain defendants' motions to dismiss in part, but granted the motion in part with respect to plaintiffs' failure to state a claim. Defendants appealed to the United States Court of Appeals for the District of Columbia. On April 7, 2000, the D.C. Court of Appeals ordered that the cases of Service Employees, SEIU Local 74, Holland and Sheet Metal Workers be consolidated as cross-appeals. On May 1, 2000, the federal district court entered an order, per the parties' agreement, that plaintiffs will advise defendants, within 14 days of a denial or final ruling on the appeal, whether they intend to amend their complaint. Defendants will have 30 days from notification to answer the existing or amended complaint. No party shall initiate discovery while the appeal is pending. Briefing on the appeal has been completed, and oral argument is set for February 21, 2001.

         Bergeron v. Philip Morris, Inc., United States District Court for the Eastern District of New York, Case No. CV 99 6142, was filed in September 1999. In a memorandum dated December 7, 2000, Judge Weinstein explained that "a series of disposition and discovery motions have been decided, but the [Bergeron] case is not yet ready for trial." This case is part of the Simon II consolidated class action complaint for declaratory relief which was filed on September 6, 2000. The cases underlying the consolidated Simon II complaint are (1) Simon, Case No. 99-CV-1988; (2) Decie v. American Tobacco Co., Inc., Case No. 00-CV-2340; (3) Ebert v. Philip Morris, Inc., Case No. 00-CV-4632; (4) Mason v. American Tobacco Co., Inc., Case No. 00-CV-4442; (5) Bergeron v. Philip Morris, Inc., Case No. 99-CV-6142; (6) National Asbestos Workers Medical Fund v. Philip Morris, Inc., Case No. 98-CV-1492; (7) Blue Cross and Blue Shield of New Jersey
v. Philip Morris, Inc., Case No. 98-CV-3287; (8) H.K. Porter Co., Inc. v. American Tobacco Co., Inc., Case No. 97-CV-7658; (9) Raymark Industries, Inc. v. American Tobacco Co., Inc., Case No. 98-CV-675; and (10) Falise v. American Tobacco Co., Inc., Case No. 99-CV-7392. These cases are discussed separately.

         P&L Coal Holdings Corp. v. B.A.T. Ind., United States District Court for the District of Wyoming, Case No. 00-CV-050J, was filed in March 2000. Plaintiffs voluntarily dismissed their complaint on March 22, 2000.

INSURERS/SELF-INSURERS
HEALTH-CARE COST RECOVERY

         Claims for recovery of health costs also have been filed by four groups of health-care insurers, as well as a private entity that operates its employee health-care programs on a self-insured basis. The claims advanced in these cases are comparable to those advanced in the union health-care cost recovery actions.

         Group Health Plan v. Philip Morris, Inc., United States District Court for the District of Minnesota, Case No. 98-CV-1036, was filed in March 1998. On January 25, 2000, a federal district judge in Minnesota dismissed all claims, except a state antitrust claim and a conspiracy claim. Oral argument on questions certified to the Supreme Court of the State of Minnesota was heard on June 1, 2000. On January 11, 2001, the Supreme Court of Minnesota ruled that these claims can go forward. Defendants' motion for summary judgment on causation, injury and damages is pending.

         Regence Blueshield v. Philip Morris, Inc., United States District Court for the Western District of Washington, Case No. C98-559R, was filed in April 1998. In January 6, 1999, the court granted certain defendants' motion to dismiss. On February 4, 1999, plaintiffs appealed this ruling to the United States Court of Appeals for the Ninth Circuit where the case is currently pending.

         Blue Cross and Blue Shield of New Jersey, Inc. v. Philip Morris, Inc., United States District Court for the Eastern District of New York, Case No. CV 98 3287, was filed in April 1998. On February 25, 1999, the trial court denied certain defendants' motions to dismiss for failure to state a claim and failure to join necessary parties. Trial in this case is scheduled for March 19, 2001. This case is part of the Simon II consolidated class action complaint for declaratory relief which was filed on September 6, 2000. The cases underlying the consolidated Simon II complaint are (1) Simon, Case No. 99-CV-1988; (2) Decie v. American Tobacco Co., Inc., Case No. 00-CV-2340; (3) Ebert v. Philip Morris, Inc., Case No. 00-CV-4632; (4) Mason v. American Tobacco Co., Inc., Case No. 00-CV-4442; (5) Bergeron v. Philip Morris, Inc., Case No. 99-CV-6142; (6) National Asbestos Workers Medical Fund v. Philip Morris, Inc., Case No. 98-CV-1492; (7) Blue Cross and Blue Shield of New Jersey v. Philip Morris, Inc., Case No. 98-CV-3287; (8) H.K. Porter Co., Inc. v. American Tobacco Co., Inc., Case No. 97-CV-7658; (9) Raymark Industries, Inc. v. American Tobacco Co., Inc., Case No. 98-CV-675; and (10) Falise v. American Tobacco Co., Inc., Case No. 99-CV-7392. These cases are discussed separately.

         Arkansas Blue Cross and Blue Shield v. Philip Morris, Inc., United States District Court for the Northern District of Illinois, Case No. 98 C 2612, was filed in April 1998. On March 31, 1999, the trial court denied defendants' joint motion to dismiss. Defendants appealed this ruling to the United States Court of Appeals for the Seventh Circuit, which reversed and remanded the case to the trial court with instructions to dismiss the complaint. On December 21, 1999, the trial court entered an order dismissing plaintiffs' complaint. Plaintiffs filed a motion to amend their complaint and a motion to vacate the December 21, 1999 dismissal, which the trial court denied on January 20, 2000, pursuant to the order of the Seventh Circuit.

         Medica v. Philip Morris, Inc., United States District Court for the District of Minnesota, Case No. 99-1739 PAM/JGL, was filed in November 1999. On January 25, 2000, a federal district judge in Minnesota dismissed all claims, except a state antitrust claim and a conspiracy claim. Oral argument on questions certified to the Supreme Court of the State of Minnesota was heard on June 1, 2000. On January 11, 2001, the Supreme Court of Minnesota ruled that these claims can go forward. Defendants' motion for summary judgment on causation, injury and damages is pending.

INDIAN TRIBES
HEALTH-CARE COST RECOVERY

         Lower Brule Sioux Nation v. American Tobacco Co., Inc., Lower Brule Sioux Tribal Court, South Dakota, Case No. 97-12-0140, was filed in June 1997. On July 11, 2000, plaintiffs filed a motion for voluntary dismissal, which the tribal court granted on August 30, 2000.

         Crow Creek Sioux Tribe v. American Tobacco Co., Inc., Tribal Court of the Crow Creek Sioux, South Dakota, Case No. CV 97-9-82, was filed in September 1997. On January 29, 2000, the tribal court entered an order staying this case in its entirety for 540 days.

         Standing Rock Sioux Tribe v. American Tobacco Co., Inc., Standing Rock Sioux Tribal Court, North Dakota, was filed in May 1998. On March 1, 1999, defendants' motion to dismiss was denied. On January 21, 2000, the tribal court entered an order staying all proceedings until July 1, 2000. On May 1, 2000, the Standing Rock Sioux Supreme Court issued an order remanding the case to the tribal court. On May 24, 2000, the tribal court entered another stay order effective through November 30, 2000. There has been no further activity.

         Sisseton-Wahpeton Sioux Tribe v. American Tobacco Co., Inc., Sisseton-Wahpeton Sioux Tribal Court, North Dakota, Case No. C-98-89-54, was filed in May 1998. On November 2, 1999, the court granted in part, and denied in part, defendants' motion to dismiss plaintiffs' first amended complaint. On November 12, 1999, defendants filed a petition for intermediate appeal to the Northern Plains Intertribal Court of Appeals, which was granted on December 1, 1999. The appeals court issued a stay of these proceedings which is effective until March 31, 2001.

         Pechanga Band of Luiseno Mission Indians v. Philip Morris, Inc., Superior Court, San Diego County, California, Case No. 725419, was filed in October 1998. On January 7, 2000, plaintiffs filed a second amended complaint. On February 7, 2000, RJR Tobacco filed its answer. On September 25, 2000, plaintiffs filed their motion for class certification, which was denied by the court on December 8, 2000. On January 10, 2001, plaintiffs filed a request for dismissal.

         Acoma Pueblo v. American Tobacco Co., United States District Court for the District of New Mexico, Case No. CIV 991049 WWD, was filed in June 1999. On September 27, 1999, certain defendants filed a motion to dismiss. On November 18, 1999, the court entered an order staying this case until July 1, 2000. On December 14, 2000, plaintiffs filed a motion to remand which is pending before the court.

         Navajo Nation v. Philip Morris, Inc., Navajo Nation District Court, Arizona, Case No. WR-CV:449-99, was filed in August 1999. This case was filed on August 11, 1999. On October 20, 1999, defendants filed a motion to dismiss plaintiffs' complaint, to which plaintiffs have filed their opposition. Defendants filed a reply brief on January 21, 2000. No date has been set for oral argument on defendants' motion.

         Alabama Coushatta Tribe of Texas v. American Tobacco Co., United States District Court for the Eastern District of Texas, Case No. 1:00CV-596, was filed in August 2000. Defendants, including RJR Tobacco, filed a motion to dismiss on October 10, 2000. On October 13, 2000, Liggett Group filed joinder in certain defendants' motion to dismiss.

INTERNATIONAL
HEALTH-CARE COST RECOVERY

      A number of foreign countries have filed suit in state and federal courts in the United States against RJR Tobacco and other tobacco industry defendants to recover funds for health-care and medical and other assistance paid by those foreign governments to their citizens suffering from diseases and conditions allegedly related to tobacco use. Of the 18 cases currently pending, eight are pending in state court and 10 are pending in federal court. Six federal court cases have been transferred by the Panel on Multi-District Litigation ("MDL Panel") to the District Court of the District of Columbia. Other foreign governments and entities have stated that they are considering filing such actions in the United States. In addition, the Republic of the Marshall Islands has brought a health-care cost recovery lawsuit in the Marshall Islands against RJR Tobacco and other cigarette manufacturers. Pursuant to the terms of the 1999 sale of RJR's international tobacco business, Japan Tobacco Inc. assumed RJR Tobacco's liability, if any, in these cases.

         Panama v. American Tobacco Co., Inc., United States District Court for the District of Columbia, Case No. 00-2681, was filed in October 1998. This case was removed by defendants to the United States District Court for the Eastern District of Louisiana on November 15, 1998. On December 4, 1998, plaintiffs filed a motion to remand the case to state court, which was granted on May 28, 1999 (before the cases in federal court were consolidated under the Multi-District Litigation ("MDL") rules). Defendants appealed this ruling to the United States Court of Appeals for the Fifth Circuit on June 25, 1999, and further moved the federal district court, on August 30, 1999, for a stay pending the appeal. On July 17, 2000, the Fifth Circuit reversed the federal court's remand decision, and the case was returned to federal court. On August 21, 2000, a conditional MDL transfer order was issued, by which the case was moved to the United States District Court for the District of Columbia before Judge Friedman for inclusion in the MDL consolidation. On December 20, 2000, Judge Friedman stayed all proceedings in this case, pending the D.C. Court of Appeals' rulings on the appeals and mandamus petitions in other cases.

         British Columbia v. Imperial Tobacco, Ltd., Supreme Court, British Columbia, Vancouver Registry, Case No. C985776, was filed in November 1998. On February 21, 2000, the British Columbia Supreme Court declared the cost recovery act unconstitutional and dismissed the action.

         Bolivia v. Philip Morris, Cos., Inc., United States District Court for the District of Columbia, Case No. 1:99-0586-PLF, was filed in January 1999. On February 19, 1999, defendants removed this case to the United States District Court for the Southern District of Texas, Galveston Division. On March 1, 1999, the Texas federal court sua sponte transferred this case to Judge Friedman in the United States District Court for the District of Columbia. On March 18, 1999, plaintiff filed a motion to remand the case to the Texas state court. On June 10, 1999, this case was consolidated with the other foreign government cases pending in federal courts under the MDL procedures. RJR Tobacco filed its answer to plaintiff's complaint on September 3, 1999. On June 12, 2000, Judge Friedman ruled that diversity exists in this case, and ordered limited discovery on whether Liggett's failure to consent to removal should be disregarded. On January 3, 2001, Judge Friedman denied plaintiff's motion to add British American Tobacco Company as a defendant. He further ordered additional deposition discovery of Bolivia's and Liggett's counsel concerning Liggett's failure to consent to removal. Those depositions have been preliminarily noticed for late February and early March 2001.

         Venezuela v. Philip Morris Cos., Inc., Circuit Court, Dade County, Miami Division, Case No. 99-1943CA25, was filed in January 1999. Defendants (except Liggett) removed the case to the United States District Court for the Southern District of Florida on February 26, 1999. A conditional transfer order to the MDL Panel before Judge Friedman of the United States District Court for the District of Columbia was filed on June 10, 1999. Defendants answered plaintiff's complaint on January 3, 2000. Plaintiff moved to remand the case, which Judge Friedman granted on June 12, 2000. Defendants appealed the ruling to the United States Court of Appeals for the District of Columbia on July 12, 2000. On October 11, 2000, the D.C. Court of Appeals ordered that defendants' appeal be treated as a petition for a writ of mandamus, and that defendants submit a supporting memorandum by November 13, 2000. Identical orders were entered in the pending appeals of remand orders in the Espirito Santo, Goias and Venezuela cases. Defendants filed their memorandum on October 30, 2000. Defendants also petitioned for advisory mandamus in both the Russia and Mato Grosso do Sul cases, asking for appellate guidance from the D.C. Circuit with respect to federal jurisdiction, and requested consolidation of the mandamus petitions in the six pertinent cases: (1) Russia, (2) Mato Grosso do Sul, (3) Ecuador, (4) Venezuela, (5) Goias, and (6) Espirito Santo. On January 24, 2001, the D.C. Circuit reconverted the mandamus petitions in Ecuador, Espirito Santo, Goias and Venezuela into appeals, consolidated all six cases, and directed the clerk to set a briefing schedule and schedule oral argument.

         Rio de Janeiro v. Philip Morris Cos., Inc., District Court, Angelina County, Texas, Case No. 32198-99-7, was filed in July 1999. Defendants removed this case to federal district court on August 11, 1999. Plaintiffs filed a motion to remand on August 16, 1999. A conditional transfer order to the MDL Panel was filed on August 30, 1999. Defendants also filed a motion to stay the proceedings pending transfer of this case to the MDL Panel on August 30. On September 14, 1999, this case was remanded back to Angelina County District Court. On September 15, 1999, the conditional transfer order was vacated. On September 24, 1999, defendants appealed the remand ruling to the United States Court of Appeals for the Fifth Circuit, which, on January 22, 2001, dismissed defendants' appeal.

         Goias v. Philip Morris Cos., Inc., Circuit Court, Dade County, Florida, Case No. 99-24202 CA 02, was filed in October 1999. Defendants (except Liggett) removed this case to federal court, moved for a stay of the proceedings and initiated the process for MDL consolidation before Judge Friedman of the United States District Court for the District of Columbia, on November 10, 1999. On December 6, 1999, the federal court stayed the case, pending a ruling on the MDL consolidation. Defendants filed answers to the complaint on December 8, 1999. On December 10, 1999, the federal court stayed the case, pending a ruling on the MDL consolidation. The case was conditionally transferred to be consolidated into the MDL proceedings on December 22, 1999. Judge Friedman remanded the case to the Circuit Court of Dade County on July 10, 2000. Defendants appealed the remand decision to the United States Court of Appeals for the District of Columbia on July 20, 2000. On October 11, 2000, the D.C. Court of Appeals ordered that defendants' appeal be treated as a petition for a writ of mandamus, and that defendants submit a supporting memorandum by November 13, 2000. Identical orders were entered in the pending appeals of remand orders in the Espirito Santo, Goias and Venezuela cases. Defendants filed their memorandum on October 30, 2000. Defendants also petitioned for advisory mandamus in both the Russia and Mato Grosso do Sul cases, asking for appellate guidance from the D.C. Circuit with respect to federal jurisdiction, and requested consolidation of the mandamus petitions in the six pertinent cases: (1) Russia, (2) Mato Grosso do Sul, (3) Ecuador, (4) Venezuela, (5) Goias, and (6) Espirito Santo. On January 24, 2001, the D.C. Circuit reconverted the mandamus petitions in Ecuador, Espirito Santo, Goias and Venezuela into appeals, consolidated all six cases, and directed the clerk to set a briefing schedule and schedule oral argument.

         Ukraine v. American Brands, Inc., United States District Court for the District of Columbia, Case No. 99cv03080 PLF, was filed in November 1999. Defendants filed answers to the complaint on December 17, 1999. On December 23, 1999, this case was transferred to the United States District Court for the District of Columbia for inclusion in the consolidated MDL proceedings before Judge Friedman. Judge Friedman dismissed plaintiff's case on March 31, 2000. Ukraine appealed to the United States Court of Appeals for the District of Columbia on April 27, 2000, and this appeal was consolidated with the appeals in the Guatemala and Nicaragua cases on May 8, 2000. Briefing on the appeal is complete, and oral argument has been scheduled for February 21, 2001.

         Ecuador v. Philip Morris Cos., Inc., Circuit Court, Dade County, Florida, Case No. 00-1951 CA 27, was filed in January 2000. RJR Tobacco filed an answer to the complaint on May 17, 2000. Defendants removed this case to federal court on May 25, 2000. The case was conditionally transferred to Judge Friedman in the United States District Court for the District of Columbia, to be consolidated into the MDL proceedings. Judge Friedman remanded the case to the Circuit Court of Dade County on July 10, 2000. On July 20, 2000, defendants appealed the remand decision to the United States Court of Appeals for the District of Columbia. On October 11, 2000, the D.C. Court of Appeals ordered that defendants' appeal be treated as a petition for a writ of mandamus, and that defendants submit a supporting memorandum by November 13, 2000. Identical orders were entered in the pending appeals of remand orders in the Espirito Santo, Goias and Venezuela cases. Defendants filed their memorandum on October 30, 2000. Defendants also petitioned for advisory mandamus in both the Russia and Mato Grosso do Sul cases, asking for appellate guidance from the D.C. Circuit with respect to federal jurisdiction, and requested consolidation of the mandamus petitions in the six pertinent cases: (1) Russia, (2) Mato Grosso do Sul, (3) Ecuador, (4) Venezuela, (5) Goias, and (6) Espirito Santo. On January 24, 2001, the D.C. Circuit reconverted the mandamus petitions in Ecuador, Espirito Santo, Goias and Venezuela into appeals, consolidated all six cases, and directed the clerk to set a briefing schedule and schedule oral argument. Meanwhile, in Florida state court, defendants have filed motions for judgment on the pleadings and jurisdictional motions. Oral argument on the various defendants' motions, including for judgment on the pleadings, has been scheduled for March 27, 2001. Plaintiff has begun limited discovery concerning defendants' jurisdictional motions.

         Sao Paulo v. American Tobacco Co., Inc., District Court, Parish of Orleans, Louisiana, Case No.2000-2058, was filed in February 2000. On March 24, 2000, defendants removed the case to the United States District Court for the Eastern District of Louisiana, moved for a stay of the proceedings, moved to recuse Judge Barbier, and requested MDL consolidation. On April 7, 2000, the case was conditionally transferred to Judge Friedman in the United States District Court for the District of Columbia, to be consolidated into the MDL proceedings. Plaintiffs moved to remand the case to Louisiana state court on April 10, 2000. Defendants' motion for a stay, as well as their motion to recuse Judge Barbier, was denied on May 26, 2000. On May 30, 2000, defendants appealed the May 26 ruling to the United States Court of Appeals for the Fifth Circuit. The MDL Panel vacated its conditional transfer on June 1, 2000. The parties have agreed that responsive pleadings will not be due until 30 days after the mandate issues on the Fifth Circuit decision in the pending appeal.

         Obra Social de Empleados de la Marina Mercante v. American Tobacco Co., Inc., Superior Court, Washington, D.C., Case No. 00-1790, was filed in March 2000. On May 19, 2000, defendants filed a motion to dismiss, which was granted by the court on January 13, 2001.

         Ontario v. Imperial Tobacco Ltd., United States District Court for the District of Columbia, Case No. 00-0872, was filed in March 2000. On March 3, 2000, defendants requested MDL consolidation. On April 17, 2000, the case was conditionally transferred to Judge Friedman in the United States District Court for the District of Columbia, to be consolidated into the MDL proceedings. The principal defendants, including RJR Tobacco, filed answer to the complaint on April 25, 2000. On August 7, 2000, Judge Friedman dismissed this case. Plaintiff appealed this decision to the United States Court of Appeals for the District of Columbia on September 6, 2000. No briefing schedule has been set.

         Espirito Santo v. Brooke Group Ltd., Circuit Court, Dade County, Florida, Case No. 00-07472 CA 03, was filed in March 2000. On April 19, 2000, defendants removed this case to the United States District Court for the Southern District of Florida, requested MDL status and moved for a stay. Plaintiff moved to remand the case on April 24, 2000. The MDL Panel issued a conditional transfer order on May 3, 2000, and the Florida state court granted defendants' motion for a stay pending the MDL transfer and consolidation. RJR Tobacco filed answer to plaintiff's complaint on May 15, 2000. Judge Friedman remanded the case to the Circuit Court of Florida on August 10, 2000. Defendants appealed to the United States Court of Appeals for the District of Columbia on August 18, 2000. On October 11, 2000, the D.C. Court of Appeals ordered that defendants' appeal be treated as a petition for a writ of mandamus, and that defendants submit a supporting memorandum by November 13, 2000. Identical orders were entered in the pending appeals of remand orders in the Espirito Santo, Goias and Venezuela cases. Defendants filed their memorandum on October 30, 2000. Defendants also petitioned for advisory mandamus in both the Russia and Mato Grosso do Sul cases, asking for appellate guidance from the D.C. Circuit with respect to federal jurisdiction, and requested consolidation of the mandamus petitions in the six pertinent cases: (1) Russia, (2) Mato Grosso do Sul, (3) Ecuador, (4) Venezuela, (5) Goias, and (6) Espirito Santo. On January 24, 2001, the D.C. Circuit reconverted the mandamus petitions in Ecuador, Espirito Santo, Goias and Venezuela into appeals, consolidated all six cases, and directed the clerk to set a briefing schedule and schedule oral argument.

         Mato Grosso do Sul Do Sul v. Philip Morris Cos., Inc., United States District Court for the District of Columbia, Case No. 00-2655, was filed in July 2000. Defendants removed the case to the United States District Court for the Southern District of Florida on August 16, 2000. Plaintiff filed a motion to remand on September 14, 2000. The MDL transfer order to Judge Friedman of the United States District Court for the District of Columbia was effective as of October 27, 2000. On October 30, 2000, defendants petitioned for advisory mandamus in both the Russia and Mato Grosso do Sul cases, asking for appellate guidance from the D.C. Circuit with respect to federal jurisdiction, and requested consolidation of the mandamus petitions in the six pertinent cases:
(1) Russia, (2) Mato Grosso do Sul, (3) Ecuador, (4) Venezuela, (5) Goias, and
(6) Espirito Santo. On January 24, 2001, the D.C. Circuit reconverted the mandamus petitions in Ecuador, Espirito Santo, Goias and Venezuela into appeals, consolidated all six cases, and directed the clerk to set a briefing schedule and schedule oral argument. Defendants filed answer to the complaint on December 4, 2000.

         Russian Federation v. Philip Morris Cos., Inc., United States District Court for the District of Columbia, Case No 00-2655, was filed in August 2000. On September 1, 2000, defendants removed the case to the United States District Court for the Southern District of Florida and sought MDL transfer. The MDL transfer order to Judge Friedman of the United States District Court for the District of Columbia became effective as of October 27,

2000. Plaintiff filed a motion to remand on September 28, 2000. On October 30, 2000, defendants petitioned for advisory mandamus in both the Russia and Mato Grosso do Sul cases, asking for appellate guidance from the D.C. Circuit with respect to federal jurisdiction, and requested consolidation of the mandamus petitions in the six pertinent cases: (1) Russia, (2) Mato Grosso do Sul, (3) Ecuador, (4) Venezuela, (5) Goias, and (6) Espirito Santo. Defendants also moved for a stay before Judge Friedman, which he granted on December 20, 2000. Defendants' answers will not be due before the stay is lifted. On January 24, 2001, the D.C. Circuit reconverted the mandamus petitions in Ecuador, Espirito Santo, Goias and Venezuela into appeals, consolidated all six cases, and directed the clerk to set a briefing schedule and schedule oral argument.

         Betriebskrankenkasse aktiv v. Philip Morris, Inc., United States District Court for the Eastern District of New York, Case No. 1:00cv05413, was filed in September 2000. RJR Tobacco filed its answer on January 5, 2001. Defendants have two pending motions before the court: (1) to transfer the case to another judge in the Eastern District of New York (which motion Judge Weinstein has referred to the chief judge of the Eastern District); or (2) to transfer the case to the Southern District of New York. Chief Judge Korman will hear argument on the first motion on February 23, 2001.

         Honduras v. Philip Morris Cos., Inc., United States District Court for the District of Columbia, Case No. 00-3859, was filed in October 2000. Defendants removed this case to the United States District Court for the Southern District of Florida, and sought transfer to the MDL Panel on October 12, 2000. Plaintiff moved to remand the case to Florida state court on October 16, 2000. The MDL transfer order to Judge Friedman of the United States District Court for the District of Columbia became effective November 24, 2000. RJR Tobacco filed its answer to the complaint on November 28, 2000. Plaintiffs' remand motion remains pending, but is subject to a stay order entered by Judge Friedman.

         Tocantins v. Brooke Group, Ltd., Inc., United States District Court for the District of Columbia, Case No. 00-4462, was filed in October 2000. Defendants removed this case to the United States District Court for the Southern District of Florida on November 22, 2000, and sought transfer to the MDL Panel on December 5, 2000. RJR Tobacco filed its answer to the complaint on December 27, 2000. The MDL transfer order to Judge Friedman of the United States District Court for the District of Columbia became effective January 17, 2001. On January 19, 2001, defendants moved for a stay, which Judge Friedman granted on January 23, 2001.

         Piaui v. Philip Morris Cos., Inc., United States District Court for the District of Columbia, Case No. 01-0114, was filed in December 2000. Defendants removed this case to the United States District Court for the Southern District of Florida, and sought transfer to the MDL Panel on January 9, 2001. Plaintiff moved to remand the case to Florida state court on January 22, 2001. The MDL transfer order to Judge Friedman of the United States District Court for the District of Columbia became effective February 14, 2001.

         Kyrgyz v. Brooke Group Ltd. Inc., United States District Court for the Southern District of Florida, Case No. 01-cv-605, was filed in January 2001. On February 13, 2001, defendants removed the case to the United States District Court for the Southern District of Florida. Defendants intend to request MDL consolidation.

         Tajikistan v. Brooke Group Ltd. Inc., United States District Court for the Southern District of Florida, Case No. 01-cv-607, was filed in January 2001. On February 13, 2001, defendants removed the case to the United States District Court for the Southern District of Florida. Defendants intend to request MDL consolidation.

TAXPAYER
HEALTH-CARE COST RECOVERY

         Coyne v. American Tobacco Co., Inc., Court of Common Pleas, Cuyahoga County, Ohio, Case No. 315249, was filed in September 1996. On October 16, 1996, defendants removed this case to the United States District Court for the Northern District of Ohio, Eastern Division. On February 12, 1998, the district court granted defendants' motion to dismiss. On March 20, 1998, plaintiffs appealed the trial court's dismissal to the United States Court of Appeals for the Sixth Circuit. On July 12, 1999, the Sixth Circuit remanded this case to the federal with instructions to remand the matter to the state court from which it came. -- Common Pleas Court of Cuyahoga County, Ohio. On February 22, 2000, RJR Tobacco filed a motion to dismiss, which was granted on November 22, 2000. Plaintiffs appealed the ruling to the Ohio Court of Appeals where the case is pending.

         State of Tenneessee, ex. rel. Beckom v. American Tobacco Co., Inc., Chancery Court, Monroe County, Tennessee, Case No. 12,263, was filed in May 1997. On June 6, 1997, defendants removed this case to the United States District Court for the Middle District of Tennessee. On May 9, 2000, the federal court remanded this action to the Tennessee state court, pursuant to the mandate of the United States Court of Appeals for the Sixth Circuit. Defendants filed a motion to dismiss on May 23, 2000. Certain Defendants, including RJR Tobacco, filed their motion for judgment on the pleadings on August 18, 2000.

         North Carolina v. American Tobacco Co., United States District Court for the Middle District of North Carolina, Case No. 1:98 CV 138, was filed in February 1998. On March 17, 2000, the parties stipulated to a dismissal.

UNIVERSITY
HEALTH-CARE COST RECOVERY

         University of South Alabama v. American Tobacco Co., Inc., United States District Court for the District of Alabama, Case No. 97-552-BH-S, was filed in May 1997. In March 1999, the Court of Appeals reversed the trial court's dismissal of this case. On January 13, 2000, a stipulation of dismissal was filed.

HOSPITAL
HEALTH-CARE COST RECOVERY

         City of St. Louis v. American Tobacco Co., Inc., Circuit Court, St. Louis County, Missouri, Case No. 982-9652, was filed in November 1998. Defendants removed this case to the United States District Court for the Eastern District of Missouri on December 17, 1998. Plaintiffs filed a motion to remand, which was granted on July 2, 1999. On December 16, 1999, certain defendants filed a motion to dismiss the first amended petition. Oral argument was heard on December 12, 2000. The court has not yet ruled.

         Association of Washington Public Hospital Districts v. Philip Morris, Inc., United States District Court for the Western District of Washington, Case No. C98-1675, was filed in November 1998. On December 14, 1999, the trial court granted defendants' motion to dismiss plaintiffs' complaint. On January 15, 2000, plaintiffs appealed this ruling to the United States Court of Appeal for the Ninth Circuit. The Ninth Circuit heard oral argument on December 14, 2000.

         Allegheny General Hospital v. Philip Morris, Inc., United States District Court for the Western District of Pennsylvania, Case No. 98-18956, was filed in December 1998. On November 4, 1999, the trial court granted defendants' motion to dismiss plaintiffs' first amended complaint. On December 3, 1999, plaintiffs appealed this ruling to the United States Court of Appeals for the Third Circuit, which affirmed the trial court's dismissal on October 6, 2000.

         A.O. Fox Memorial v. American Tobacco Co., Inc., Supreme Court, Nassau County, New York, Case No. 005193/00, was filed in May 2000. On November 13, 2000, defendants filed a motion to dismiss. A hearing on defendants' motion is scheduled for May 25, 2001.

         County of McHenry v. Philip Morris, Inc., Circuit Court, Cook County, Illinois, Case No. 00L 007949, was filed in July 2000. Defendants removed the case to the United States District Court for the Northern District of Illinois on August 18, 2000. Plaintiffs moved to remand on August 30, 2000. On February 6, 2001, the federal court granted plaintiffs' motion to remand.

FEDERAL
HEALTH-CARE COST RECOVERY

         United States v. Philip Morris, Inc., United States District Court for the District of Columbia, Case No. 99-CV-2496 (GK), was filed in September 1999. The U.S. Department of Justice brought this action against various industry members, including RJR Tobacco. The government seeks to recover federal funds expended in providing health-care to smokers who have developed diseases and injuries alleged to be smoking-related, and, in addition, seeks, pursuant to the federal RICO statute, disgorgement of profits the government contends were earned as a consequence of a RICO racketeering "enterprise." On December 31, 1999, defendants filed a motion to dismiss challenging all counts included in the complaint. The court heard oral arguments were heard on the motion to dismiss on June 2, 2000. On September 28, 2000, Judge Gladys Kessler of the U.S. District Court for the District of Columbia granted the non-Liggett defendants' motion to dismiss the following: (1) Medical Care Recovery Act claim; and (2) Medicare Secondary Payer claim; she denied, however, the motion with respect to the RICO claims. Judge Kessler also granted British American Tobacco Industry's separate motion to dismiss in its entirety on September 28, 2000. Trial is scheduled to begin July 15, 2003.

ASBESTOS CONTRIBUTION

         Twelve lawsuits, of which 10 remain pending, have been served on RJR Tobacco by asbestos companies and/or related asbestos-related trust funds asserting claims for unjust enrichment, restitution, contribution, indemnity and unfair contribution. These theories are based on the assertion that the asbestos entities have "overpaid" claims brought against them to the extent that tobacco use, not asbestos exposure, was the cause of the alleged personal injuries with respect to which they have paid compensation. As with the other health-care cost recovery actions, the complaints typically seek to aggregate the alleged damages associated with tens of thousands of underlying claims, without specifically identifying a single individual who claims injury by virtue of tobacco use.

         Thomas v. R. J. Reynolds Tobacco Co., Circuit Court, Jefferson County, Mississippi, Case No. 96-65, was filed in August 1996. The claims of plaintiff Owens Corning have been severed from those of the individual plaintiffs in this case. Trial in the Owens Corning portion of the case is scheduled to begin June 18, 2001.

         Raymark Industries, Inc. v. R. J. Reynolds Tobacco Co., Circuit Court, Duval County, Florida, Case No. 97-5254 CA-F, was filed in September 1997. The case remains effectively stayed following Raymark's March 1998 bankruptcy filing.

         Raymark Industries, Inc. v. American Tobacco Co., Inc., United States District Court for the Northern District of Georgia, Case No. 1 97-CV-2711, was filed in September 1997. On August 7, 1998, federal district court Judge Story entered an order staying this case pending further order of the court. The clerk was directed to administratively close the case pending completion of the bankruptcy proceedings. There has been no other activity since the August 7, 1998 order.

         Falise v. American Tobacco Co., Inc., United States District Court for the Eastern District of New York, Case No. 97 CV 7640, was originally filed in November 1997. However, on November 2, 1999, the court entered an order dismissing this case due to jurisdictional grounds. On November 11, 1999, plaintiffs filed a new complaint in the same court -- Falise v. American Tobacco Co., Inc., United States District Court for the Eastern District of New York, Case No. CV 99-7392 -- and amended it on December 17, 1999. Trial began on November 27, 2000. On January 22, 2001, the judge declared a mistrial. No date has yet been set for the re-trial of this case. This case is part of the Simon II consolidated class action complaint for declaratory relief which was filed on September 6, 2000. The cases underlying the consolidated Simon II complaint are
(1) Simon, Case No. 99-CV-1988; (2) Decie v. American Tobacco Co., Inc., Case No. 00-CV-2340; (3) Ebert v. Philip Morris, Inc., Case No. 00-CV-4632; (4) Mason
v. American Tobacco Co., Inc., Case No. 00-CV-4442; (5) Bergeron v. Philip Morris, Inc., Case No. 99-CV-6142; (6) National Asbestos Workers Medical Fund v. Philip Morris, Inc., Case No. 98-CV-1492; (7) Blue Cross and Blue Shield of New Jersey v. Philip Morris, Inc., Case No. 98-CV-3287; (8) H.K. Porter Co., Inc. v. American Tobacco Co., Inc., Case No. 97-CV-7658; (9) Raymark Industries, Inc. v. American Tobacco Co., Inc., Case No. 98-CV-675; and (10) Falise v. American Tobacco Co., Inc., Case No. 99-CV-7392. These cases are discussed separately.

         Fibreboard Corp. v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, Case No. 791919-8, was filed in November 1997. Trial is scheduled for July 20, 2001.

         Keene Creditors Trust v. Brown & Williamson Tobacco Corp., Supreme Court, New York County, New York, Case No. 606479/97, was filed in December 1997. Defendants' answer or other response to plaintiffs' complaint is due on March 23, 2001.

         Raymark Industries, Inc. v. American Tobacco Co., Inc., United States District Court for the Eastern District of New York, Case No. 98-CV-675, was filed in May 1998. Raymark had been assigned to the MDL Panel, but the Panel recently ordered that the case be remanded to the Eastern District of New York. This case is part of the Simon II consolidated class action complaint for declaratory relief which was filed on September 6, 2000. The cases underlying the consolidated Simon II complaint are (1) Simon, Case No. 99-CV-1988; (2) Decie v. American Tobacco Co., Inc., Case No. 00-CV-2340; (3) Ebert v. Philip Morris, Inc., Case No. 00-CV-4632; (4) Mason v. American Tobacco Co., Inc., Case No. 00-CV-4442; (5) Bergeron v. Philip Morris, Inc., Case No. 99-CV-6142; (6) National Asbestos Workers Medical Fund v. Philip Morris, Inc., Case No. 98-CV-1492; (7) Blue Cross and Blue Shield of New Jersey v. Philip Morris, Inc., Case No. 98-CV-3287; (8) H.K. Porter Co., Inc. v. American Tobacco Co., Inc., Case No. 97-CV-7658; (9) Raymark Industries, Inc. v. American Tobacco Co., Inc., Case No. 98-CV-675; and (10) Falise v. American Tobacco Co., Inc., Case No. 99-CV-7392. These cases are discussed separately. Trial is scheduled for May 14, 2001.

         H.K. Porter Co., Inc. v. American Tobacco Co., Inc., United States District Court for the Eastern District of New York, Case No. CV 97-7658 (JBW), was filed in June 1998. Trial is scheduled for September 11, 2000, although Judge Weinstein ordered that all proceedings were stayed until 90 days after completion of the trial in Falise (discussed above). This case is part of the Simon II consolidated class action complaint for declaratory relief which was filed on September 6, 2000. The cases underlying the consolidated Simon II complaint are (1) Simon, Case No. 99-CV-1988; (2) Decie v. American Tobacco Co., Inc., Case No. 00-CV-2340; (3) Ebert v. Philip Morris, Inc., Case No. 00-CV-4632; (4) Mason v. American Tobacco Co., Inc., Case No. 00-CV-4442; (5) Bergeron v. Philip Morris, Inc., Case No. 99-CV-6142; (6) National Asbestos Workers Medical Fund v. Philip Morris, Inc., Case No. 98-CV-1492; (7) Blue Cross and Blue Shield of New Jersey v. Philip Morris, Inc., Case No. 98-CV-3287; (8) H.K. Porter Co., Inc. v. American Tobacco Co., Inc., Case No. 97-CV-7658; (9) Raymark Industries, Inc. v. American Tobacco Co., Inc., Case No. 98-CV-675; and
(10) Falise v. American Tobacco Co., Inc., Case No. 99-CV-7392. These cases are discussed separately.

         UNR Asbestos-Disease Claims Trust v. Brown & Williamson Tobacco Corp., Supreme Court, New York County, New York, Case No. 105152/99, was filed in March 1999. Defendants' answer or other response to plaintiffs' complaint is due on March 23, 2001.

         Kaiser Aluminum & Chemical Corp. v. RJR Nabisco, Inc., Circuit Court, Jefferson County, Mississippi, Case No. 2000-615, was filed in December 2000. Defendants have until February 28, 2001 to file an answer to plaintiffs' complaint.

CERTAIN OTHER NON-INDIVIDUAL CASES
PROPOSITION 65

         California v. Brown & Williamson Tobacco Corp., Superior Court, San Francisco County, California, Case No. 996781, was filed in July 1998. The parties entered into a settlement agreement on July 25, 2000. The court approved the settlement and entered final judgment on November 20, 2000.

         California v. Philip Morris, Inc., Superior Court, Los Angeles County, California, Case No. BC 19427, was filed in July 1998. The parties entered into a settlement agreement on July 25, 2000. The court approved the settlement and entered final judgment on November 20, 2000.

CERTAIN OTHER NON-INDIVIDUAL CASES
MSA-RELATED

         In Re Senator Troy Fraser, United States District Court for the Eastern District of Texas, Case No. 5:98-CV-0045, was filed in January 1998. This case challenges the authority of former Attorney General Dan Morales to enter into a contingency fee agreement on behalf of the State of Texas for services rendered in State of Texas v. American Tobacco Co., Inc. The case is currently in the United States Court of Appeals for the Fifth Circuit.

         Hise v. Philip Morris, Inc., United States District Court for the Northern District of Oklahoma, Case No. 98CV947 C (E), was filed in December 1998. On April 29, 1999, the trial court granted defendants' motion for summary judgment. On May 27, 1999, plaintiffs appealed the trial court's dismissal to the United States Court of Appeals for the Tenth Circuit, which affirmed the federal district court's ruling on February 17, 2000. On June 21, 2000, plaintiffs filed a petition for writ of certiorari in the U.S. Supreme Court, which was denied on October 30, 2000.

         Perry v. Walkup, Chancery Court, Davidson County, Tennessee, Case No. 98-3771-II, was filed in December 1998. Plaintiffs' complaint for declaratory judgment was filed on December 18, 1998. The plaintiffs appealed denial of their motion to intervene in the Tennessee attorney general action. On December 14, 1999, the State of Tennessee requested that the Tennessee Supreme Court assume jurisdiction over the consolidated appeals. On January 10, 2000, the Tennessee Supreme Court granted the state's motion, and assumed jurisdiction. On April 19, 2000, the Supreme Court of Tennessee affirmed the decisions of the trial court and denied the intervenors' motions to consider post-judgment facts, thereby dismissing the case.

         Forces Action Project v. California, United States District Court for the Northern District of California, Case No. C 99-607 EDL, was filed in February 1999. On January 5, 2000, the trial court granted defendants' motion to dismiss. Plaintiffs appealed this ruling to the United States Court of Appeals for the Ninth Circuit. The appeal has been briefed; however, the appellate court has not set a date for oral argument.

         Table Bluff Reservation v. Philip Morris, Inc., United States District Court for the Northern District of California, Case No. C 99-2621, was filed in June 1999. On November 12, 1999, the trial court granted defendants' motion to dismiss the complaint. On November 18, 1999, plaintiffs appealed the trial court's dismissal to the United States Court of Appeals for the Ninth Circuit. Briefing has been completed, but oral argument has not been scheduled.

         Turner W. Branch, P.A. v. Brown & Williamson Tobacco Corp., United States District Court for the District of New Mexico, Case No. CV-99 08036, was filed in August 1999. On September 7, 1999, defendants removed this case to federal court. On October 29, 1999, the court granted defendants' motion to complete arbitration and for a stay pending the completion of the arbitration. On August 31, 2000, the court entered an order granting plaintiffs' unopposed motion to dismiss.

         PTI, Inc., v. Philip Morris, Inc., United States District Court for the Central District of California, Case No. 99-8235 NM (Ex), was filed in August 1999. On November 1, 1999, certain defendants filed a motion to dismiss. On May 26, 2000, the court granted defendants' motion to dismiss. No appeal was taken.

         F. Thomas Ament v. Tommy G. Thompson, Circuit Court, Dane County, Wisconsin, Case No. 00CV1159, was filed in April 2000. On December 28, 2000, the court granted the parties' stipulation staying all discovery pending the court's ruling on the defendants' motions to dismiss plaintiffs' amended complaint. Certain defendants, including RJR Tobacco, filed their motion to dismiss plaintiffs' amended complaint on January 12, 2001.

         Lapean v. Thompson, Circuit Court, Dane County, Wisconsin, Case No. 00CV1162, was filed in April 2000. On December 28, 2000, the court granted the parties' stipulation staying all discovery pending the court's ruling on the defendants' motions to dismiss plaintiffs' amended complaint. Certain defendants, including RJR Tobacco, filed their motion to dismiss plaintiffs' amended complaint on January 12, 2001.

         Gomer v. Philip Morris, Inc., United States District Court for the Middle District of Alabama, Case No. 00-A-526-N, was filed in April 2000. On July 31, 2000, the court granted defendants' motion to dismiss.

         Myers v. Hayes, Circuit Court, Davidson County, Tennessee, Case No. 00C-1773, was filed in June 2000. This case is stayed until the parties participate in a status conference with the court.



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